Exhibit 4.1

GENERAL DYNAMICS CORPORATION 401(k) PLAN 6.0

(As Amended and Restated
Effective as of January 1, 2017)

Exhibit 4.1

TABLE OF CONTENTS
ARTICLE I INTRODUCTION & PLAN HISTORY    .........................................................................1

1.01	Introduction ............................................................................................................1

1.02	History and Effective Date .....................................................................................1

1.03	Employers ..............................................................................................................1

1.04	Notices ...................................................................................................................1

1.05	Funding of Benefits ................................................................................................2

1.06	Exhibits and Plan Supplements ..............................................................................2
ARTICLE II DEFINITIONS ..............................................................................................................2

2.01	Account ..................................................................................................................2

2.02	Active Participant ...................................................................................................2

2.03	Affiliated Group .....................................................................................................2

2.04	After-Tax Contributions ..........................................................................................3

2.05	Authorized Leave of Absence .................................................................................3

2.06	Beneficiary .............................................................................................................3

2.07	Company ................................................................................................................3

2.08	Company Stock or Shares .......................................................................................3

2.09	Continuous Service .................................................................................................3

2.10	Contributions ..........................................................................................................3

2.11	Deferral Pay ............................................................................................................3

2.12	Disability ................................................................................................................4

2.13	Effective Date .........................................................................................................4

2.14	Eligible Employee ..................................................................................................5

2.15	Employee ...............................................................................................................5

2.16	Employer or Employing Unit .................................................................................5

2.17	Employer Contributions .........................................................................................5

2.18	401(k) Contributions ...............................................................................................6

2.19	Highly Compensated Employee .............................................................................6

2.20	Hour of Service .......................................................................................................6

2.21	Inactive Participant .................................................................................................6

2.22	Internal Revenue Code and ERISA ........................................................................6

2.23	Investment Committee ............................................................................................6

2.24	Other General Dynamics Corporation 401(k) Plan ................................................6

2.25	Participant ..............................................................................................................6

2.26	Plan Administrator ..................................................................................................7

2.27	Plan Year .................................................................................................................7

2.28	Qualified Military Service ......................................................................................7

2.29	Qualified Reservist Distributions ...........................................................................7

2.30	Rollover Contributions ...........................................................................................7

2.31	Roth Elective Deferrals ..........................................................................................7

2.32	Spouse ....................................................................................................................7

2.33	Stock Fund Fiduciary ..............................................................................................7

i

Exhibit 4.1

2.34	Valuation Date .........................................................................................................7

2.35	Vested Account .......................................................................................................7
ARTICLE III PARTICIPATION .......................................................................................................8

3.01	Eligibility and Commencement of Participation .....................................................8

3.02	Active Participation ...............................................................................................8

3.03	Inactive Participation .............................................................................................8

3.04	Limited Participation by Beneficiary or Alternate Payee .......................................8

3.05	Termination of Participation ...................................................................................8

3.06	Transfer of Employment .........................................................................................8

3.07	Leased Employees ..................................................................................................9
ARTICLE IV PARTICIPANT CONTRIBUTIONS ..........................................................................9

4.01	401(k) Contributions ...............................................................................................9

4.02	Payment of Participant Contributions ....................................................................10

4.03	After-Tax Contributions ........................................................................................10

4.04	Variation, Discontinuance and Resumption of Participant Contributions .............10

4.05	Maximum Amount of Participant Contributions ...................................................10

4.06	Rollover Contributions ..........................................................................................10

4.07	Vesting ..................................................................................................................11

4.08	Catch-up Contributions .........................................................................................11

4.09	Amounts Limited ..................................................................................................11

4.10	Roth Elective Deferrals .........................................................................................12
ARTICLE V EMPLOYER CONTRIBUTIONS ..............................................................................13

5.01	Employer Matching Contributions ........................................................................13

5.02	Employer Discretionary Contribution ...................................................................13

5.03	Limitations on Employer Contributions ................................................................14

5.04	Payment of Employer Contributions .....................................................................14

5.05	Verification of Employer Contributions .................................................................14

5.06	No Interest in Employers .......................................................................................14
ARTICLE VI INVESTMENT OF CONTRIBUTIONS ..................................................................15

6.01	The Investment Funds ...........................................................................................15

6.02	Investment Fund Elections ....................................................................................15

6.03	Investment Fund Transfers ....................................................................................16

6.04	Diversification ......................................................................................................16

6.05	Purchase of Company Stock ..................................................................................16

6.06	Voting of Company Stock ......................................................................................16

6.07	Tender Offers ........................................................................................................17

6.08	Additional Restrictions .........................................................................................18

6.09	Special Fiduciary Provisions Concerning Company Stock ...................................18

6.10	No Obligation to Acquire Securities ......................................................................19

6.11	General Dynamics Stock Fund ..............................................................................19

6.12	Self-Directed Brokerage Window .........................................................................20

6.13	Managed Account .................................................................................................20

Exhibit 4.1

ARTICLE VII VESTING AND FORFEITURES ............................................................................20

7.01	General .................................................................................................................20

7.02	Vested Account .....................................................................................................20

7.03	Forfeitures ............................................................................................................22

7.04	Value Upon Distribution ........................................................................................23
ARTICLE VIII DISTRIBUTIONS UPON RETIREMENT, TERMINATION OR DEATH ..........23

8.01	Right to Payment ...................................................................................................23

8.02	Form of Payment ...................................................................................................24

8.03	Distributions Made in Cash or Shares ...................................................................25

8.04	Commencement of Payment .................................................................................25

8.05	Deferral of Payment ..............................................................................................25

8.06	Designation of Beneficiary ....................................................................................26

8.07	Special Rules for Distribution In Case of Death ....................................................26

8.08	Missing Participants or Beneficiaries ....................................................................27

8.09	Direct Rollovers ....................................................................................................27

8.10	Distribution to Alternate Payees ............................................................................28

8.11	Loans to Participants .............................................................................................28

8.12	Hardship Withdrawal of Compensation Deferral Contributions ...........................29

8.13	In-Service Withdrawals .........................................................................................30

8.14	ESOP Dividend Distribution Election ...................................................................31
ARTICLE IX PLAN ACCOUNTING .............................................................................................31

9.01	Separate Accounts .................................................................................................31

9.02	Daily Accounting Dates ........................................................................................32

9.03	Adjustment of Participants’ Accounts ....................................................................32

9.04	Allocation of Employer Contributions ...................................................................32

9.05	Crediting of Participant Contributions ...................................................................33

9.06	Charging Distributions ..........................................................................................33

9.07	Account Notices ....................................................................................................33

9.08	Statement of Account ............................................................................................33

9.09	Contribution Limitations .......................................................................................33

9.10	Allocation of Earnings to Distributions of Excess Contributions ..........................33

9.11	Limitation on Allocation of Contributions .............................................................34

9.12	Qualified Separate Lines of Business ....................................................................36
ARTICLE X GENERAL PROVISIONS .........................................................................................36

10.01	Fiduciary Responsibilities .....................................................................................36

10.02	Fiduciary Liability ................................................................................................36

10.03	Administration of the Plan .....................................................................................36

10.04	Investment Committee ..........................................................................................37

10.05	Delegation ............................................................................................................37

10.06	Employment of Agents ..........................................................................................37

10.07	Action by Employers .............................................................................................37

10.08	Information Required by Company .......................................................................37

10.09	Review of Benefit Determinations .........................................................................37

Exhibit 4.1

10.10	Company’s Decision Final ....................................................................................38

10.11	Action by Company ...............................................................................................38

10.12	Waiver of Notice ....................................................................................................38

10.13	Gender and Number ..............................................................................................38

10.14	Controlling Law ....................................................................................................38

10.15	Employment Rights ..............................................................................................38

10.16	Litigation by Participants ......................................................................................38

10.17	Interests Not Transferable .....................................................................................38

10.18	Absence of Guaranty .............................................................................................39

10.19	Evidence ...............................................................................................................39

10.20	Indemnification ....................................................................................................39

10.21	Unclaimed Distributions .......................................................................................39

10.22	Plan Expenses .......................................................................................................39

10.23	Disaster Relief .......................................................................................................40

10.24	Statute of Limitations ............................................................................................40

10.25	Mitigation .............................................................................................................40
ARTICLE XI AMENDMENT AND TERMINATION ....................................................................41

11.01	Amendment ..........................................................................................................41

11.02	Termination ...........................................................................................................41

11.03	Vesting and Distribution on Termination ...............................................................42

11.04	Notice of Amendment or Termination ...................................................................42

11.05	Plan Merger, Consolidation, etc. ............................................................................42
ARTICLE XII SPECIAL RULES FOR TOP-HEAVY PLANS ......................................................42

12.01	Purpose and Effect .................................................................................................42

12.02	Top-Heavy Plan ....................................................................................................42

12.03	Key Employee .......................................................................................................43

12.04	Minimum Vesting ..................................................................................................43

12.05	Minimum Employer Contribution .........................................................................43

12.06	Aggregate of Plans ................................................................................................43

12.07	No Duplication of Benefits ....................................................................................44

12.08	Adjustment of Combined Benefit Limitations .......................................................44

12.09	Use of Terms ..........................................................................................................44
ARTICLE XIII HEART ACT PROVISIONS ..................................................................................44

13.01	Death Benefits .......................................................................................................44

13.02	Differential Wage Payments ..................................................................................44

13.03	Severance From Employment ...............................................................................44

Exhibit 4.1

Supplement A - General Dynamics Land Systems, Inc...................................................................46
Supplement B - Gulfstream Aerospace Corporation ......................................................................49
Supplement C - General Dynamics Corporation (Corporate Office), General Dynamics
Shared Resources, Inc & General Dynamics Properties, Inc..................................52

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Exhibit 4.1

ARTICLE I
INTRODUCTION & PLAN HISTORY
1.01Introduction The General Dynamics Corporation 401(k) Plan 6.0 (As Amended and Restated Effective as of January 1, 2017) (the “Plan”) is maintained by General Dynamics Corporation (the “Company”), a Delaware Corporation. The purposes of the Plan are to encourage thrift on the part of eligible employees by furnishing them with an incentive to save for the future and to give them an opportunity to become more interested in the affairs of the Company through investing in the General Dynamics Stock Fund. The Plan is intended to be a profit sharing plan with a Code Section 401(k) feature and a Code Section 401(m) feature. A portion of the General Dynamics Stock Fund is designated as a stock bonus plan and an employee stock ownership plan (“ESOP”), as defined in Code Section 4975(e)(7). In the event that any provision of the Plan relating to the ESOP conflicts with any applicable ESOP requirements set forth in the Code or any regulations thereunder, the Plan shall be construed and administered to conform to such requirements. The Plan is intended to satisfy certain design-based “safe harbor” contribution and vesting requirements, as permitted under the Code and the Small Business Job Protection Act of 1996, with respect to matching contributions as described in Section 5.01 of the Plan.
1.02History and Effective Date. This Plan was established effective as of January 1, 2016. Certain of the balances subject to the terms of the Plan were transferred on the Effective Date, either from the General Dynamics Corporation 401(k) Plan 3.0, which received a favorable determination letter issued by the Internal Revenue Service on September 20, 2013, or from the General Dynamics Corporation 401(k) Plan 4.5, which received a favorable determination letter issued by the Internal Revenue Service on September 23, 2013. The effective date of this amendment and restatement of the Plan is January 1, 2017. The Plan, as set forth herein, replaces and supersedes all prior versions of the Plan.
1.03Employers. Any subsidiary, affiliate or business unit of the Company that is a member of the Affiliated Group may become an Employer with the Company’s consent, provided such consent is indicated by amendment to the Plan. Notwithstanding anything to the contrary, employees of any subsidiary, affiliate or business unit that become employees of the Company or of its controlled group of corporations (as defined in Code Section 414(b)) by reason of any acquisition, merger or other corporate transaction shall not be permitted to participate in the Plan (a) in the absence of any express provision for their participation in any Supplement (as defined herein) or (b) in the event that such employees continue to actively participate in any similar plan for which the Company or any of its affiliates, subsidiaries or business units assumes or maintains sponsorship. A “subsidiary” of the Company is any legal entity of which more than 50 percent of the voting stock, units or other ownership interests thereof is owned, directly or indirectly, by the Company. An “affiliate” of the Company is any legal entity of which more than 50 percent of the voting stock, units or other ownership interests thereof is owned, directly or indirectly, by the owner or owners of more than 50 percent of the voting stock of the Company. A “business unit” of the Company is any subsidiary or affiliate of the Company or any economic or organizational or locational division or unit thereof. The Company and any stand-alone subsidiaries, affiliates or business units of the Company which participate in the Plan are referred to below collectively as the “Employers” or “Employing Units” and sometimes individually as an “Employer” or an “Employing Unit.”
1.04Notices. Any notice or document required to be given to or filed with the Company will be properly given or filed if delivered or mailed, by registered mail, postage prepaid, to the Company, at the address provided from time to time in the summary plan description or any

Exhibit 4.1

summary of material modifications thereto.
1.05Funding of Benefits. Funds contributed under the Plan are held and invested in a trust fund (the “Trust Fund”), until distribution, by a trustee appointed by the Company or the Investment Committee (the “Trustee”) in accordance with the terms of a trust agreement between the Investment Committee and/or the Company on the one hand, and the Trustee on the other which implements and forms a part of the Plan (the “Trust Agreement”). Participation and benefits under the Plan are subject to the terms and provisions of the Plan and the Trust Agreement.
1.06Exhibits and Plan Supplements. From time to time, the Company may adopt exhibits to the Plan for the purpose of setting forth specific provisions of this Plan (“Exhibits”). In addition, the Company may from time to time adopt supplements to this Plan document for the purpose of providing documentation necessary to determine benefits under the Plan for certain employee groups and Employing Units (“Supplements”). An Exhibit or Supplement may provide for additional benefits, substitute one benefit for another or provide for more restrictive benefits than those found in the main body of this Plan document. Exhibits and Supplements may also include provisions to preserve benefits attributable to such Employees’ participation in a plan of the Employing Unit, predecessor of the Employing Unit or Affiliated Group, or to coordinate such benefits with the benefits of the Plan. Each such Exhibit or Supplement shall be attached to and form a part of the Plan. Each Exhibit and Supplement shall specify the Employing Unit to which it applies and shall supersede the provisions of the Plan document to the extent necessary to eliminate any inconsistencies between the Plan document and such Exhibits and Supplements.
ARTICLE II
DEFINITIONS
The following words and phrases shall have the respective meanings stated below unless a different meaning is plainly required by the context:
2.01Account. “Account” means the recordkeeping account to which Contributions are credited under this Plan, including amounts transferred into this Plan, as described in Article IX. An Account may be divided into various sub-accounts, as determined by the Plan Administrator. Such Accounts and subaccounts, if any, are referred to herein collectively as the “Account” or “Accounts,” and sometimes individually as the “Account.” To the extent necessary or desirable as determined by the Plan Administrator, each Account shall segregate income from contributions for the purpose of properly recording distributions and/or withdrawals from the Participant’s Account.
2.02Active Participant. “Active Participant” shall have the meaning set forth in Section 3.02.
2.03Affiliated Group. “Affiliated Group” means that group of corporations and entities comprising the following: any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Company; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Company; any organization (whether or not incorporated) which is a Participant of an affiliated service group (as defined in Code Section 414(m)) which includes the Company; and any other entity required to be aggregated with the Company pursuant to Regulations under Code Section 414(o) (collectively referred to herein as an “Affiliated Group Member”).

Exhibit 4.1

2.04After-Tax Contributions. “After-Tax Contributions” means the amount, if any, withheld from the Participant’s paycheck on a non-deductible basis and contributed to the Plan as permitted under a specific provision of the Plan.
2.05Authorized Leave of Absence. “Authorized Leave of Absence” means a temporary paid or unpaid cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, maternity or paternity reasons, or any other reason. An Authorized Leave of Absence shall include that portion of leave under the Family and Medical Leave Act, as amended (the “FMLA”) that is required to be credited by the FMLA. In addition, the following shall be Authorized Leaves of Absence:

(a)
Armed Forces Leave. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence provided that the Employee returns to employment with the Employer with re-employment rights provided by federal law.

(b)
Maternity or Paternity Leave of Absence. For purposes of this Plan, a “maternity or paternity leave of absence” means an absence from work for any period by reason of the Employee’s pregnancy, birth of the Employee’s child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. In the case of such an absence, the 12-consecutive-month period beginning on the first anniversary of the first day of such absence shall not constitute a One-Year Break-in-Service under Section 7.02(f). The Plan Administrator shall determine, under rules of uniform application and based on information provided to the Plan Administrator by the Employee, whether the Employee’s absence from work is due to “maternity or paternity leave of absence.”

2.06Beneficiary. “Beneficiary” has the meaning described in Section 8.06.
2.07Company. “Company” means General Dynamics Corporation and any successor thereto.
2.08Company Stock or Shares. “Company Stock” or “Shares” means “qualifying employer securities” of the Company as that term is defined in Code Section 4975(e)(8) (with reference to Code Section 409(l)(1)) to mean common stock issued by the Company which is readily tradable on an established securities market.
2.09Continuous Service. “Continuous Service” has the meaning described in Section 7.02(d).
2.10Contributions. “Contributions” means any 401(k) Contributions, Roth Elective Deferrals, After-Tax Contributions, Employer Contributions, Rollover Contributions and other contributions allocated to a Participant’s Account.
2.11Deferral Pay. “Deferral Pay” (also known as “401(k) Eligible Pay”) means an Eligible Employee’s base pay or base rate of pay during such periods he or she is eligible to participate in the Plan, as reported by the Employing Unit, prior to any reduction for 401(k) Contributions, and prior to any reduction for deferrals of regular salary under any other plan of deferred compensation

Exhibit 4.1

or any flexible benefits, healthcare/dependent care spending accounts or cafeteria plan maintained by the Company (e.g., plans qualified under Code Sections 132(f) or 125), as shown by the records of the Employing Unit or the Company, plus commissions, overtime, shift-differential or shift-premium, field differential or field premium (provided that these payments are related to hours worked), vacation, sick and/or holiday pay, accrued vacation, sick and/or holiday pay paid after termination of employment that the Eligible Employee could have received if employment had continued, cash payments provided in lieu of fringe benefits intended to satisfy prevailing wage obligations under the Service Contract Act, and cash bonuses such as business unit and executive compensation awards, performance awards or spot bonus awards (including any related cash payments to cover taxes on such awards). Deferral Pay shall not include any equity awards or any other equity-related compensation (or any income resulting therefrom), taxable income from the exercise of certain stock options, imputed income from life insurance or other health and welfare benefits, additional compensation for work performed outside an Eligible Employee’s regularly scheduled tour of duty, expatriate related allowances and payments for living overseas, taxable fringe benefits and non-cash prizes (including any related cash payments to cover taxes thereon), severance, separation or supplemental unemployment benefit payments, pay that is otherwise deferred under or paid from a non-qualified deferred compensation plan, business expense reimbursements or other expense allowances (unless paid under a non-accountable plan), reimbursement of taxable moving expenses or other income that is imputed income or a tax gross-up relating to a move or relocation, taxable income from the distribution of excess 401(k) Contributions, hardship distributions, defaulted Plan loans, legal settlements of any kind or such other items of remuneration as the Plan Administrator shall determine to be not related to the performance of personal services. No compensation shall be included as Deferral Pay pursuant to the preceding sentence unless reflected in an amendment to the Plan. For Plan Years commencing on or after January 1, 2017, Deferral Pay shall not include annual compensation in excess of $270,000 per year, or such other amount, as adjusted for cost-of-living increases as may be determined under Code Section 401(a)(17) or any successor provision thereto.
2.12Disability. “Disability” means when the Plan Administrator is notified by the Employing Unit that a Participant is determined to be disabled under the terms of his or her Employing Unit’s applicable long-term disability plan or when a Participant is determined to be disabled by the Social Security Administration. An individual who elects an installment form of distribution of his or her Vested Account by reason of Disability may be required to submit to a medical examination at any time by the Plan Administrator, but not more often than once every six (6) months, to determine whether he or she is eligible for continuance of further installment payments. If the Plan Administrator is notified by the Employing Unit that such individual prior to attaining age sixty-five (65) is no longer disabled under the terms of his or her Employing Unit’s applicable long-term disability plan or is no longer found to be disabled by the Social Security Administration and such individual returns to active status with the Company, the distribution of his or her Vested Account shall cease. In the event that such individual shall fail within thirty (30) days after receiving notice to submit to medical examinations, his or her installment distribution payments may be discontinued at the discretion of the Plan Administrator until he or she has submitted to such examination, after which his or her continued eligibility may be determined as provided above. The medical examinations provided herein shall be made by a competent physician or physicians or clinic or hospital selected by the Plan Administrator.
2.13Effective Date. “Effective Date” shall have the meaning set forth in Section 1.02.

Exhibit 4.1

2.14Eligible Employee. “Eligible Employee” means an Employee who is employed by an Employing Unit and is described in a Supplement. However, the term “Eligible Employee” shall not include:

(a)
Union Represented Employees: Employees whose employment is governed by the terms of a collective bargaining agreement between Employee representatives (within the meaning of Code Section 7701(a)(46)) and an Affiliated Group Member, under which retirement benefits were the subject of good faith bargaining between the parties, will not be eligible to participate in this Plan unless such agreement expressly provides for coverage under this Plan;

(b)
Non-resident Aliens: Employees who are nonresident aliens (within the meaning of Code Section 7701(b)(1)(B)) and who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)); and

(c)	Leased Employees: Employees who are leased employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) and as defined in Section 3.07 of this Plan.
2.15Employee. “Employee” means a salaried employee of an Affiliated Group Member or of an Employing Unit. The term “Employee” excludes (a) any individual classified by the Affiliated Group Member or Employing Unit as an independent contractor in respect of his or her services for the Affiliated Group Member or Employing Unit; (b) any individual whose compensation for services to the Affiliated Group Member or Employing Unit is reported on IRS Form 1099; (c) any individual whose compensation for services to the Affiliated Group Member or Employing Unit is paid from a payroll or other account of another employer under contract with the Affiliated Group Member or Employing Unit; or (d) any individual who is not paid from the Affiliated Group Member’s or Employing Unit’s payroll account or with respect to whom the Affiliated Group Member or Employing Unit does not issue an IRS Form W-2 (or any replacement form). Such exclusion shall not be affected by the Affiliated Group Member’s or Employing Unit’s misclassification of the individual’s employment status, or a determination by a court, government agency, arbitrator, or other authority that the individual is or was a common law employee of the Affiliated Group Member or Employing Unit, or that the Affiliated Group Member or Employing Unit is or was a common law employer, joint employer, single employer, or co-employer of the individual.
For example, this provision excludes from participation in the Plan workers commonly referred to as contract employees, job-shoppers, independent contractors, consultants, and leased employees (including “leased employees” as that term is used in Code Section 414(n) regardless of whether such leased employees have completed the 12-month waiting period described in Code Section 414(n)). To the extent required by Code Section 414(n), a “leased employee,” as defined in Section 3.07, shall be treated as an Employee but shall not be eligible to participate in the Plan. To the extent required by Code Section 414(o), individuals who are not otherwise Employees shall be treated as Employees but shall not be eligible to participate in this Plan.
2.16Employer or Employing Unit. “Employer” or “Employing Unit” shall have the meaning set forth in Section 1.03.
2.17Employer Contributions. “Employer Contributions” means the amounts

Exhibit 4.1

contributed to the Plan by an Employer on a Participant’s behalf pursuant to Section 5.01 or 5.02 of the Plan.
2.18401(k) Contributions. “401(k) Contributions” means the amounts contributed (on a before-tax basis) to the Plan by an Employer on the Participant’s behalf pursuant to the Participant’s valid election. A Participant shall at all times be 100% vested in his or her 401(k) Contributions and earnings thereon.
2.19Highly Compensated Employee. A “Highly Compensated Employee” means any present or former employee who:

(a)	was a 5% owner of an Employer during the current or immediately preceding Plan Year; or

(b)
received annual compensation from an Employer of more than $120,000 during the immediately preceding Plan Year (as adjusted for under Code Section 414(q)(1)(B) or any successor provision thereto), and, if the Plan Administrator elects for such year, was in the top-paid 20% of the Employees for such year.

For purposes of the foregoing, an Employee’s compensation means his or her total compensation for services rendered to the Employer as an Employee, determined in accordance with Section 415(c)(3) of the Code, but including pre-tax deferrals or payments made pursuant to Sections 125 and 402(e)(3) of the Code and, including any such deferrals or payments made pursuant to Code Section 132(f).
2.20Hour of Service. “Hour of Service” means each hour for which an individual is paid, or entitled to payment, for any reason by the Affiliated Group or for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Affiliated Group. In any event, the determination of the meaning of “Hour of Service” shall always be made in accordance with Department of Labor Regulation Section 2530.200b-2 or any successor provision thereto.
2.21Inactive Participant. “Inactive Participant” shall have the meaning set forth in Section 3.03.
2.22Internal Revenue Code and ERISA. “Internal Revenue Code,” or “Code,” and “ERISA” mean, respectively, the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended. Any reference to a Section of the Internal Revenue Code or of ERISA shall include any comparable Section or Sections of any current or future legislation, regulation (including, to the extent relied upon by the Plan Administrator, any temporary or proposed regulations) or issuance that amends, interprets, supplements or supersedes that Section.
2.23Investment Committee. “Investment Committee” shall mean the committee described in Section 10.04.
2.24Other General Dynamics Corporation 401(k) Plan. “Other General Dynamics Corporation 401(k) Plan” means the (a) General Dynamics Corporation 401(k) Plan for Represented Employees, (b) General Dynamics Corporation 401(k) Plan 3.0, (c) General Dynamics Corporation 401(k) Plan 3.5, (d) General Dynamics Corporation 401(k) Plan 4.5, or (e) General Dynamics Corporation 401(k) Plan 5.0.
2.25Participant. “Participant” shall mean each Eligible Employee as further described in Section 3.01 (or as otherwise indicated under Section 3.03).

Exhibit 4.1

2.26Plan Administrator. “Plan Administrator” means the Company.
2.27Plan Year. “Plan Year” means the 12 month period beginning on January 1st and ending on the following December 31st.
2.28Qualified Military Service. “Qualified Military Service” has the meaning set forth in Section 414(u) of the Code. Notwithstanding any provision of this Plan to the contrary and effective with respect to reemployment occurring on or after December 12, 1994, contributions, benefits and service credit with respect to Qualified Military Service will be provided in accordance with Section 414(u) of the Code and the mandatory provisions of the Heroes Earnings Assistance and Relief Tax Act of 2008 as of the effective dates specified for such provisions in that act. Loan repayments will be suspended under this Plan during such service as permitted under Section 414(u) of the Code.
2.29Qualified Reservist Distributions. “Qualified Reservist Distribution” has the meaning set forth in Section 72(t) of the Code. Qualified Reservist Distributions will be permitted in accordance with Section 72(t) of the Code. A Participant taking a qualified reservist distribution will be permitted to repay the Plan any portion of that qualified reservist distribution during the two-year period following the end of the Participant’s military leave.
2.30Rollover Contributions. “Rollover Contributions” means the amount, if any, contributed to a Participant’s Account pursuant to Section 4.06 of the Plan.
2.31Roth Elective Deferrals. “Roth Elective Deferrals” means the amounts contributed to the Plan by the Employer on the Participant’s behalf pursuant to the Participant’s valid election which is treated by the Company as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election. A Roth Elective Deferral must be designated irrevocably by the Participant at the time of the cash or deferred election as a Roth Elective Deferral that is being made in lieu of all or a portion of the pre-tax elective deferrals the Participant is otherwise eligible to make under the Plan. A Participant shall at all times be 100% vested in his or her Roth Elective Deferrals and earnings thereon.
2.32Spouse. “Spouse” or “spousal,” whether capitalized or not, means an individual lawfully married under the law of any U.S. state, any U.S. territory or possession, or any foreign jurisdiction with legal authority to sanction marriages. Spouse or spousal shall be construed to be consistent with and to give effect to Department of Labor Technical Release 2013-04, Internal Revenue Service Revenue Ruling 2013-17, Internal Revenue Service Notice 2014-19 and any subsequent guidance related thereto.
2.33Stock Fund Fiduciary. “Stock Fund Fiduciary” shall mean that entity appointed by the Investment Committee to serve as the independent fiduciary and investment manager of the General Dynamics Stock Fund.
2.34Valuation Date. “Valuation Date” means each day the New York Stock Exchange is open for business and Participants’ Accounts are adjusted under the Plan.
2.35Vested Account. “Vested Account” means that portion of a Participant’s Account in which he is 100% vested.

Exhibit 4.1

ARTICLE III
PARTICIPATION
3.01Eligibility and Commencement of Participation. Each Eligible Employee who was transferred into the Plan on January 1, 2016, shall automatically be a Participant in this Plan on the Effective Date without necessity of further enrollment, pursuant to the applicable Supplement. An Eligible Employee who is hired or rehired on or after January 1, 2016, or whose eligibility for the Plan on or after January 1, 2016, results from an employment transfer from an Affiliated Group Member, is immediately eligible to participate and shall automatically become a Participant thirty days after the Plan Administrator is notified of such employee’s first day of employment with the Company or transferred eligibility, by reason of the automatic deferral described in Section 4.01 of the Plan, unless other elections to either enroll sooner, change the deferral percentage from that described in Section 4.01 of the Plan, or opt out are made by such thirtieth day.
Any other Eligible Employee not described in the paragraph above may elect to participate in the Plan by complying with enrollment procedures and authorizing a deferral of Deferral Pay at such time and in such manner as the Company may prescribe. Each such Eligible Employee shall become a Participant in the Plan as soon as administratively feasible after electing enrollment and complying with enrollment procedures. The Plan Administrator will furnish each such Participant and each beneficiary receiving benefits thereunder with a copy of a summary plan description.
3.02Active Participation. A Participant who is eligible to make 401(k) Contributions (regardless of whether such contributions are actually made), or whose right to do so has been temporarily suspended for any reason and who has an Account balance under the Plan, is an Active Participant and is eligible to receive contributions under Article V. Each Participant shall participate in the Plan under the terms and conditions of the Supplement applicable to that Participant’s current Employing Unit.
3.03Inactive Participation. A Participant shall be an Inactive Participant when he is no longer an Eligible Employee but maintains an Account balance. An Inactive Participant is not eligible to make a 401(k) Contributions election, nor may he receive contributions under Article V, but he may continue to make investment transfer and distribution decisions, as provided for by the Plan. Where the context permits, Inactive Participants and Active Participants are referred to collectively as “Participants.”
3.04Limited Participation by Beneficiary or Alternate Payee. If a Participant dies before his or her Account balance is reduced to zero, his or her Beneficiary shall be deemed a Participant for the limited and exclusive purposes of administering the deceased Participant’s Account and distributing the same. Any “Alternate Payee” identified in a Qualified Domestic Relations Order (as defined by Section 414(p) of the Code) shall be deemed a Partici-pant for the limited and exclusive purposes of admin-is-tering the Alternate Payee’s interest in the Plan and distributing the same.
3.05Termination of Participation. An individual who has become a Participant shall remain an Active Participant or an Inactive Participant, as appropriate, until he or she dies or his or her Account balance is reduced to zero.
3.06Transfer of Employment. Any change in employment status which causes a Participant who remains employed by the Affiliated Group to cease to be an Eligible Employee shall not be considered to be a termination of employment for purposes of Section 7.02(e), but such

Exhibit 4.1

Participant shall cease to be an Active Participant and shall become an Inactive Participant. Any transfer from one Affiliated Group Member to another will not be treated as a termination of employment for purposes of Section 7.02(e) of this Plan. In the event of any such transfers between different Supplements in the Plan, or any such transfer between the Plan and an Other General Dynamics Corporation 401(k) Plan, such Participant and his or her Contributions, prospectively from the date of any such transfer, will cease to be governed by his or her prior Supplement and will be governed by the terms of his or her new Supplement in the Plan or in the Other General Dynamics Corporation 401(k) Plan in the event such Participant contributes to any such plan. In the event of any such transfers between different Supplements within the Plan, any contribution and investment elections under the prior Supplement will apply in the new Supplement until changed by the Participant if the applicable contribution rate structures and investment options, both before and after any such transfer, are the same. In the event of any such transfers between the Plan and one of the Other General Dynamics Corporation 401(k) Plans, and unless otherwise provided by the Plan Administrator and communicated to the Participant, the contribution and investment elections under this Plan will not apply in the Other General Dynamics Corporation 401(k) Plan, and such Other General Dynamics Corporation 401(k) Plan’s rules with respect to enrollment shall apply. If such a transfer occurs between the Plan and one of the Other General Dynamics Corporation 401(k) Plan, the Participant’s Account shall be transferred as soon as administratively practical following the date of the Participant’s transfer, in accordance with rules established by the Plan Administrator.
3.07Leased Employees. A “leased employee” shall not be eligible to participate in the Plan. Consistent with Code Section 414(n), a “leased employee” means any person who has provided services for an Employing Unit under primary direction of or control by the Employing Unit, on a substantially full time basis for a period of at least one year, pursuant to an agreement between the Employing Unit and a leasing organization. The period during which a leased employee performs services for the Employing Unit shall be taken into account for purposes of participation or service if such leased employee becomes an Eligible Employee, unless (i) such leased employee is a participant in a money purchase pension plan maintained by the leasing organization which provides a non-integrated employer contribution rate of at least 10 percent of compensation, immediate participation for all employees and full and immediate vesting, and (ii) leased employees do not constitute more than 20 percent of the Employing Unit’s non-highly compensated workforce.
ARTICLE IV
PARTICIPANT CONTRIBUTIONS
4.01401(k) Contributions. Subject to the limitations of this Article IV and the remainder of the Plan, each Eligible Employee who becomes a Participant in the Plan pursuant to the automatic enrollment provisions of Section 3.01 of the Plan shall automatically have 3% of his or her Deferral Pay contributed on a before-tax basis to the Plan as soon as administratively possible after the Plan Administrator is notified of such individual’s first day of employment with the Employing Unit, unless an election to the contrary is made within thirty days. In accordance with any rules established by the Plan Administrator, such Participant may subsequently change such deferral percentage in accordance with any applicable Supplement. Subject to the foregoing, all other Participants may elect to make 401(k) Contributions under the Plan for any Plan Year, beginning with the Plan Year in which he or she becomes a Participant, as provided for in the applicable Supplement. Each election made by a Participant under this Section 4.01 must be made at such time and in such manner as the Plan Administrator shall determine.

Exhibit 4.1

Subject to the limits of Article IV, effective as of the date determined by the Plan Administrator, the Plan Administrator may establish a contribution escalator in which case a Participant may elect to have his or her deferral rate automatically increased on an annual basis in accordance with any rules established and communicated by the Plan Administrator.
4.02Payment of Participant Contributions. A Participant’s 401(k) Contributions, Roth Elective Deferrals, and After-Tax Contributions, as applicable, shall be made by the Employing Unit on behalf of the Participant, and shall reduce the Participant’s compensation at the time of payment of such compensation. Amounts so deducted (or amounts by which a Participant’s compensation has been so reduced) for any calendar month shall be paid to the Trustee as soon as practicable thereafter, but in any event no later than the 15th business day of the next following month, subject to permissible extensions.
4.03After-Tax Contributions. After-Tax Contributions shall be permitted under the Plan only as set forth in the applicable Supplement.
4.04Variation, Discontinuance and Resumption of Participant Contributions. A Participant may elect to change his or her deferral percentage (but not retroactively) within the limits specified in this Article IV, to discontinue contributions or to resume contributions. Each such election by a Participant shall be made at such time and in such manner as the Plan Administrator shall determine, and shall be effective only in accordance with such rules as shall be established from time to time by the Plan Administrator.
4.05Maximum Amount of Participant Contributions. In no event shall the amount of a Participant’s elective deferrals (401(k) Contributions and Roth Elective Deferrals) for any calendar year exceed $18,000 (for Plan Years commencing on or after January 1, 2016, or such other amount as may be determined under Code Section 402(g) for that calendar year). If, because of the foregoing limitation, a portion of the contributions made by a Participant may not be credited to his or her Account for a calendar year, such portion and the earnings thereon shall be distributed to the Participant by April 15 of the following calendar year (subject to permissible extensions). The earnings distributed to Participants pursuant to the preceding sentence shall not include earnings for the gap period. To the extent there is an excess distribution to a Participant, and such Participant does not actively elect a method of receiving such excess, distributions will first come from Roth Elective Deferrals and then 401(k) Contributions.
4.06Rollover Contributions. At the direction of the Plan Administrator, and in accordance with such rules as the Plan Administrator may establish from time to time, rollovers described in Section 402(c) of the Code, rollover contributions described in Section 408(d)(3) of the Code and benefits of an Employee under another plan that meets the requirements of Section 401(a) of the Code may be received by the Trustee in cash only, and will be credited to an account established in the name of the Employee (provided he or she is eligible to be an Active Participant under this Plan).
Additionally, at the direction of the Plan Administrator and in accordance with such rules as the Plan Administrator may establish from time to time, the Plan will accept only in cash on behalf of an Active Participant:

(a)
a direct rollover of an eligible rollover distribution from: (i) another plan that meets the requirements of Sections 401(a) or 403(a) of the Code (excluding after-tax employee contributions, unless (if permitted by the Plan Administrator) such contributions are separately accounted for and relate to corporate acquisitions

Exhibit 4.1

or the integration of acquired plans’ assets into the Plan); or (ii) an annuity contract described in Section 403(b) of the Code (excluding after-tax employee contributions); or (iii) an eligible plan under Section 457 of the Code which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state;

(b)
a Participant contribution of an eligible rollover distribution from: (i) another plan that meets the requirements of Sections 401(a) or 403(a) of the Code (excluding after-tax employee contributions, unless (if permitted by the Plan Administrator) such contributions are separately accounted for and relate to corporate acquisitions or the integration of acquired plans’ assets into the Plan); or (ii) an annuity contract described in Section 403(b) of the Code (excluding after-tax employee contributions); or (iii) an eligible plan under Section 457 of the Code which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state; and

(c)
a Participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Sections 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

Any amounts received by the Trustee for a Participant in accordance with any of the preceding provisions shall be adjusted from time to time in accordance with Article IX of the Plan and shall be fully vested in the Employee for whom it is held under the Plan.
4.07Vesting. A Participant shall always be 100% vested in the amounts (including earnings) attributable to any 401(k) Contributions, Roth Elective Deferrals, After-Tax Contributions, Rollover Contributions, catch-up contributions described in Section 4.08, and safe harbor Employer Matching Contributions described in Section 5.01. Any dividends from investments in the General Dynamics Stock Fund shall always be 100% vested to the extent the election contemplated by Section 8.14 of the Plan is permitted by the Plan Administrator. See Article VII for vesting rules affecting other types of Contributions.
4.08Catch-up Contributions. In accordance with, and subject to the limitations of, Section 414(v) of the Code, all Participants who are eligible to make elective deferrals under the Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions. For purposes of the preceding sentence, a Participant who is projected to attain age 50 before the end of a Plan Year shall be deemed to be age 50 as of January 1 of such year. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. Furthermore, the election to make such catch-up contributions shall be made in accordance with such rules as determined by the Plan Administrator and, at the discretion of the Plan Administrator, may be made separately from all other contribution elections under the Plan.
4.09Amounts Limited. Notwithstanding anything to the contrary contained herein, to the extent permitted by the Company and applicable law and pursuant to an unfunded deferred compensation plan established by the Company, amounts limited by applicable tax or Plan limitations may be credited to such unfunded deferred compensation plan, and amounts so limited that may have been paid to the Plan may be returned to the Company.

Exhibit 4.1

4.10Roth Elective Deferrals.

(a)
General Application. The Plan accepts Roth Elective Deferrals and Roth rollover contributions made on behalf of Participants under all applicable Supplements herein. A Participant’s Roth Elective Deferrals and Roth rollover contributions will be allocated to separate accounts maintained for such funds as described in subsection (b). Unless specifically stated otherwise, Roth Elective Deferrals will be treated as 401(k) Contributions for all purposes under the Plan in accordance with applicable law and as required by the context of the Plan. Additionally, Roth Elective Deferrals shall not be made under any automatic enrollment provisions of the Plan.

(b)
Separate Accounting. Contributions and withdrawals of Roth Elective Deferrals and rollovers (collectively, “Roth contributions”) will be credited and debited to the Roth Accounts (i.e., Roth Elective Deferral Account and Roth Rollover Account) maintained for each Participant. The Plan will maintain a record of the amount of Roth contributions in each Participant’s Account. Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant’s Roth Accounts and the Participant’s other Accounts under the Plan. No contributions other than Roth Elective Deferrals and properly attributable earnings will be credited to each Participant’s Roth Elective Deferral Account. Solely with respect to the order in which Accounts may be accessed and subject to any other restrictions contained in the Plan regarding the availability of funds for certain purposes, the depletion order of Accounts for any applicable (as determined by the Plan Administrator) purposes under the Plan shall be in accordance with rules established by the Plan Administrator from time to time. Roth contributions can be depleted separately from other contribution sources. Roth contributions, earnings, distributions and withdrawals will be taxed in accordance with applicable law.

(c)
Direct Rollovers. Notwithstanding anything to the contrary, a direct rollover of a distribution from a Roth Elective Deferral Account under the Plan will only be made to another Roth elective deferral account under an applicable retirement plan described in Section 402A(e)(1) of the Code or to a Roth IRA described in Section 408A of the Code, and only to the extent the rollover is permitted under the rules of Section 402(c) of the Code. Notwithstanding Section 4.06, the Plan will accept a rollover contribution to a Roth Rollover Account only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Section 402A(e)(1) of the Code and only to the extent the rollover is permitted under the rules of Section 402(c) of the Code. Notwithstanding Section 4.06 of the Plan, the Plan will not accept rollovers from a Roth IRA.

(d)
Correction of Excess Contributions. In the case of a distribution of excess contributions for a Highly Compensated Employee, distributions will first come from 401(k) Contributions and then Roth Elective Deferrals.

(e)
In-Plan Roth Rollovers. In accordance with Code Section 402A(c)(4) and any regulatory guidance thereunder, and as permitted by this paragraph, an eligible rollover distribution from the vested Account of an Active Participant (or a

Exhibit 4.1

surviving spouse Beneficiary or an alternate payee that is a spouse or former spouse) under the Plan other than a designated Roth Account may be transferred to the Active Participant’s designated Roth Account (or the designated Roth Account of a surviving spouse Beneficiary or an alternate payee that is a spouse or former spouse) under the Plan. The preceding sentence shall be effective (i) after December 1, 2010, with respect to vested amounts otherwise eligible for distribution, and (ii) beginning January 1, 2016, with respect to vested amounts not otherwise eligible for distribution consisting of 401(k) Contributions, safe harbor Employer Matching Contributions, QNECs, and QMACs. Notwithstanding the foregoing, for the period of January 1, 2016, through December 31, 2016, any vested amount not otherwise eligible for distribution (other than After-Tax Contributions and Roth Elective Deferrals) could be transferred in accordance with the first sentence of this paragraph. The Plan will maintain such records as are necessary for the proper reporting of in-plan Roth rollovers.
ARTICLE V
EMPLOYER CONTRIBUTIONS
5.01Employer Matching Contributions The Company shall make an “Employer Matching Contribution” to the Trustee equal to 100 percent on the first 6 percent of a Participant’s Deferral Pay contributed pursuant to Article IV and any applicable Supplement. Such safe harbor Employer Matching Contributions will be made on 401(k) Contributions first, then Roth Elective Deferrals, and after which any applicable After-Tax Contributions will be subject to such Employer Matching Contributions. Employer Matching Contributions may be made in cash or such other property as may be determined by the Company, and shall be invested in accordance with Article VI. Notwithstanding the foregoing, no Employer Contributions shall be made in Company Stock during a period commencing with the public announcement of an offer for acquisition of the common stock of the Company (ending at the expiration of the offer period), as described in Article VI. Non-safe harbor “Employer Matching Contributions” shall include such amounts, if any, that were made prior to January 1, 2016, to a non-safe harbor plan, and that were transferred to the Plan.
The Company may make additional Employer Matching Contributions to the Accounts of Participants in accordance with such nondiscriminatory rules as it may establish and communicate from time to time so that certain Participants are able to benefit from Employer Matching Contributions throughout any particular Plan Year, provided that such additional contributions do not exceed the maximum amounts described in this Section 5.01 and the amount that such Participants would have received had their contributions been made throughout the duration of any particular Plan Year.
5.02Employer Discretionary Contribution For each Plan Year, the Company, in its discretion, may specify (a) an aggregate discretionary contribution to be made under the Plan for that year and (b) a definite basis or formula by which such aggregate discretionary contribution can be determined within a reasonable time after the end of that Plan Year, or (c) any other type of Company contribution that is not necessarily based on the achievement or existence of any profits or actual 401(k) Contributions applicable for and described in any one or more Supplements. Any of the foregoing shall be known as an “Employer Discretionary Contribution.” If any such Employer Discretionary Contribution is made, any Employees eligible to receive such contributions may receive, as specified in an applicable Supplement, a proportionate share of such contributions based on an allocation formula that generally considers each eligible Employee’s actual base salary (or other compensation specified

Exhibit 4.1

in the applicable Plan Supplement) over the total actual base salary (or other compensation specified in the applicable Plan Supplement) of all Employees eligible to receive such contributions under the applicable Plan Supplement. In the event Employer Discretionary Contributions are made for any Plan Year, the Company, as specified in a Supplement, shall contribute to the Trustee amounts determined by it which shall be allocated to the Accounts of Participants eligible for such contributions in accordance with the applicable Supplement. In addition to the foregoing, the Company shall be permitted to make any such contributions on any basis determined by the Company that will permit passage of any discrimination or other testing. Notwithstanding the foregoing, the ESOP component of the Plan will not be used to satisfy the requirements of IRC § 401(a)(4) by using cross-testing.
5.03Limitations on Employer Contributions The Company’s total contribution for a Plan Year is conditioned on its deductibility under Section 404 of the Code in that year, shall comply with the contribution limitations set forth in Section 9.09 and the allocation limitations contained in Section 9.10, and shall not exceed an amount equal to the maximum amount deductible on account thereof by the Company for that year for purposes of federal taxes on income.
5.04Payment of Employer Contributions The Company’s total contribution under the Plan for any Plan Year shall be paid without interest, not later than the time prescribed by law for filing the Company’s federal income tax return for such year, including extensions thereof.
5.05Verification of Employer Contributions If for any reason the Company decides to verify the correctness of any amount or calculation relating to any contribution for any Plan Year, the certificate of an independent accountant selected by the Company as to the correctness of any such amount or calculation shall be conclusive on all persons.
5.06No Interest in Employers The Company shall have no right, title or interest in the Trust Fund, nor shall any part of the Trust Fund revert or be repaid to the Company, directly or indirectly, unless:

(a)
the IRS initially determines that the Plan, as applied to the Company, does not meet the requirements of Section 401(a) of the Code, in which event the contributions made to the Plan by the Company shall be returned to it within one year after such adverse determination;

(b)	a contribution is made by the Company by mistake of fact and such contribution is returned to it within one year after payment to the Trustee; or

(c)
a contribution conditioned on the deductibility thereof is disallowed as an expense for federal income tax purposes and such contribution (to the extent disallowed) is returned to the Company within one year after the disallowance of the deduction.

Contributions may be returned to the Company pursuant to paragraph (a) above only if they are conditioned upon initial qualification of the Plan, and an application for determination was made by the time prescribed by law for filing the Company’s federal income tax return for the taxable year in which the Plan was adopted (or such other date as the Secretary of the Treasury may prescribe). The amount of any contribution that may be returned to the Company pursuant to paragraph (b) or (c) above must be reduced by any portion thereof previously distributed from the Trust Fund and by any losses of the Trust Fund allocable thereto, and in no event may the return of such contribution cause any Participant’s Account balances to be less than the amount of such balances had the contribution not been made under the Plan.

Exhibit 4.1

ARTICLE VI
INVESTMENT OF CONTRIBUTIONS
6.01The Investment Funds The Trust Fund as of any date shall consist of all property of every kind then held by the Trustee on behalf of the Plan. The Trust Fund shall consist of such investment funds as the Investment Committee shall determine from time to time, except that the Trust Fund shall maintain a Company Stock fund (the “General Dynamics Stock Fund”), subject to the terms of Section 6.11 below. The purpose of the General Dynamics Stock Fund is to enable Plan participants to indirectly invest in Company Stock through the Plan.
A portion of the General Dynamics Stock Fund shall be an ESOP, as described in the following paragraph. The Trustee’s purchase of Company Stock for the General Dynamics Stock Fund shall be made in accordance with this Section and Section 6.05 below. Pending investment, reinvestment or distribution as provided in the Plan, the Trustee may temporarily retain the assets of any one or more of the investment funds in cash, commercial paper, short-term obligation, or undivided interests or participation in common or collective short-term investment funds. Any investment fund may be partially or entirely invested in any common or commingled fund or in any group annuity, deposit administration or separate account contract issued by a legal reserve life insurance company which is invested generally in property of the kind specified for the investment fund. The Investment Committee, in its discretion, may direct the Trustee to establish such investment funds or, subject to the requirement to maintain the General Dynamics Stock Fund, to terminate any of the investment funds as it shall from time to time consider appropriate and in the best interests of the Participants. Subject to the requirement to maintain the General Dynamics Stock Fund and the terms of Section 6.11 below, the Investment Committee may change the types of investment funds offered, may add, freeze or delete any particular investment fund, and may map investments between investment funds (or from investment funds of merged plans into investment funds of the Plan), in each case, other than as to the General Dynamics Stock Fund. The decision to invest in any particular investment fund offered under the Plan, however, is the sole responsibility of each Participant. The Trustee, the Plan Administrator, the Investment Committee, the Company or any Employer, or any of its directors, officers, employees or agents are not empowered to advise a Participant as to the manner in which his Account shall be invested. The fact that a security is available to Participants (or Beneficiaries) for investment under the Plan shall not be construed as a recommendation for the purchase of that security, nor shall the designation of any option impose any liability on the Company or any Employer, or any of its directors, officers, employees or agents, the Trustee, the Investment Committee or the Plan Administrator. The funds established hereunder may be referred to collectively as the “investment funds” and individually as an “investment fund.”
The General Dynamics Stock Fund shall be an ESOP to the extent the dividend election of Section 8.14 is available to the assets held in the General Dynamics Stock Fund.  All assets are eligible to be invested in the General Dynamics Stock Fund, except that any benefits or contributions that are integrated with Social Security will not be a part of the ESOP and will not be eligible for the election described in Section 8.14.  Notwithstanding anything to the contrary, all non-ESOP contributions to the General Dynamics Stock Fund shall be deemed “non-ESOP” for all average deferral percentage testing and all aggregate contribution percentage testing purposes under the Plan.
6.02Investment Fund Elections The Plan is intended to constitute a plan described in Section 404(c) of ERISA. Except as otherwise provided, a Participant may elect to invest all or a portion of his or her own contributions in his or her Account in one or more of the Plan’s investment funds. Employer Contributions made on behalf of a Participant shall be invested in one or more of the Plan’s investment funds in accordance with the Participant’s allocation and percentage elections

Exhibit 4.1

applicable to his or her 401(k) Contributions (or, if none, then After-Tax Contributions). Investment elections must be made in whole percentages, shall be made at such time and in such manner as the Plan Administrator shall determine, and shall be subject to any rules, restrictions and limitations established by the Plan Administrator. If a Participant fails to make an election under this Section 6.02, with regard to his or her contributions (including all automatic deferrals described in Section 4.01 of the Plan) and his or her share of the Employer Contributions, such Participant shall be deemed to have elected to have such contributions invested in the applicable default investment fund as shall be designated by the Investment Committee and communicated to Participants from time to time by the Plan Administrator in accordance with any applicable laws. The Plan Administrator shall establish rules to permit investment fund elections consistent with Code Section 401(a)(28) and any related Treasury regulations thereunder for ESOP diversification purposes under the Plan.
Unless otherwise provided in Section 8.14, dividends paid on investments held in the General Dynamics Stock Fund shall be reinvested in that investment fund.
6.03Investment Fund Transfers Subject to any administrative rules established by the Plan Administrator, a Participant may elect that all or a part of his or her interest in an investment fund shall be liquidated and the proceeds thereof transferred to one or more of the other investment funds. Each such election may be made in either whole percentages or on a dollar specific basis. Transfers may be made at such time and in such manner as the Plan Administrator shall determine, and shall be subject to any rules, restrictions and limitations established by the Plan Administrator, including, but not limited to, restrictions on and resulting penalties for excessive trading.
6.04Diversification The provisions of this Article VI are intended to satisfy Code Section 401(a)(28) and the Pension Protection Act of 2006 (including, but not limited to, Code Section 401(a)(35) and the Treasury regulations promulgated thereunder) by permitting immediate diversification for all units in the General Dynamics Stock Fund acquired by the Account of a Participant.
6.05Purchase of Company Stock As soon as practicable after receipt of contributions applicable thereto, the Trustee shall regularly purchase Company Stock from time to time in the open market in accordance with a non-discretionary purchasing program, or shall purchase authorized but unissued Company Stock from General Dynamics Corporation or Company Stock held in the treasury of General Dynamics Corporation. In the event that authorized but unissued or treasury Company Stock is purchased by the Trustee, the price per share shall be the average closing market price of the Company Stock on the New York Stock Exchange over the five most recent days prior to such purchase on which at least one sale took place. Company Stock will be held in the name of the Trustee or its nominees for the account of the Participants or Inactive Participants until distributed, and the Trustee shall in its discretion exercise or sell any rights for the purchase of any additional shares of Company Stock or other securities which General Dynamics Corporation may offer to its shareholders, except as described in Section 6.06 below.
6.06Voting of Company Stock When the Company prepares for any annual or special meeting, the Company shall notify the Trustee and the Stock Fund Fiduciary at least thirty (30) days in advance of the intended record date and shall cause a copy of all proxy solicitation materials to be sent to the Trustee and the Stock Fund Fiduciary. If requested by either the Trustee or the Stock Fund Fiduciary, the Company shall certify to the requesting party that the aforementioned materials represent the same information distributed to shareholders of Company Stock. Based on these materials, the Trustee and the Stock Fund Fiduciary shall prepare (or cause to be prepared) a voting instruction form and shall provide a copy of all proxy solicitation materials to be sent to each Participant with an interest in the General Dynamics Stock Fund held in the Trust Fund, together with the foregoing voting

Exhibit 4.1

instruction form to be returned to the Trustee or its designee. The form shall show the number of full and fractional shares of Company Stock credited to the Participant’s Account.
Each Participant (or Beneficiary in the event of the death of the Participant, or a representative properly designated by that Participant, or the Participant’s legal guardian) is, for purposes of this Section 6.06, hereby designated a “named fiduciary” within the meaning of Section 402(a)(2) of ERISA, with respect to Company Stock allocated to his Account, and shall have the right to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of Company Stock credited to his Account (both vested and unvested). Directions from a Participant to the Trustee concerning the voting of Company Stock shall be communicated in writing, or by such other means as agreed upon by the Trustee, the Stock Fund Fiduciary and the Company. These directions shall be held in confidence by the Trustee and the Stock Fund Fiduciary and shall not be divulged to the Company, or any officer or employee thereof, or any other person except to the extent that the aggregate consequences of such directions are reflected in reports regularly communicated to any such person in the ordinary course of the performance of the Trustee’s services under the Trust Fund agreement. Upon its receipt of the directions, the Trustee shall vote the shares of Company Stock as directed by the Participant unless otherwise directed by the Stock Fund Fiduciary. Any share held by Trustee as to which it receives no voting instructions shall be voted by Trustee at the direction of the Stock Fund Fiduciary, and if no direction is provided, the Trustee shall not vote such shares.
The Trustee shall vote that number of shares of Company Stock not credited to Participants’ Accounts in a manner as directed by the Stock Fund Fiduciary and if no direction is provided, the Trustee shall not vote such shares.
6.07Tender Offers

(a)
Upon commencement of a tender offer for any Company Stock securities held in the General Dynamics Stock Fund in the Trust Fund, the Company shall timely notify the Trustee and the Stock Fund Fiduciary in advance of the intended tender date and shall cause a copy of all materials to be sent to the Trustee and the Stock Fund Fiduciary. The Company shall certify to the Trustee and the Stock Fund Fiduciary that the aforementioned materials represent the same information distributed to shareholders of Company Stock. Based on these materials and after consultation with the Company, the Trustee and the Stock Fund Fiduciary shall prepare (or cause to be prepared) a tender instruction form and shall provide a copy of all tender materials to be sent to each Participant with an interest in the General Dynamics Stock Fund, together with the foregoing tender instruction form, to be returned to the Trustee or its designee. The tender instruction form shall show the number of full and fractional shares of Company Stock credited to each Participant’s Account (both vested and unvested).

(b)
Each Participant, or Beneficiary in the event of the death of the Participant, or a representative properly designated by that Participant or the Participant’s legal guardian (to the extent consistent with the terms of an Offer), as “named fiduciary” within the meaning of Section 402(a)(2) of ERISA with respect to an interest in the General Dynamics Stock Fund, shall have the right to direct the Trustee to tender or not to tender some or all of the shares of Company Stock credited to the Participant’s Account (both vested and unvested). Directions from a Participant to the Trustee concerning the tender of Company Stock shall be communicated in writing, or such other means as is agreed upon by the Trustee

Exhibit 4.1

and the Company. These directions shall be held in confidence by the Trustee and the Stock Fund Fiduciary (as applicable) and shall not be divulged to the Company, or any officer or employee thereof, or any other person except to the extent that the aggregate consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee’s services under the Trust Fund agreement. The Trustee shall tender or not tender shares of Company Stock as directed by the Participant unless otherwise directed by the Stock Fund Fiduciary. The Trustee shall not tender shares of Company Stock credited to a Participant’s Account for which it has received no directions from the Participant unless otherwise directed by the Stock Fund Fiduciary.

(c)
Except as otherwise required by applicable law, the Trustee shall tender that number of shares of Company Stock not credited to Participants’ Accounts in a manner as directed by the Stock Fund Fiduciary and if no direction is provided, the Trustee shall not tender such shares.

(d)
A Participant who has directed the Trustee to tender some or all of the shares of Company Stock credited to the Participant’s Account may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. A Participant shall not be limited as to the number of directions to tender or withdraw that the Participant may give to the Trustee.

(e)
A direction by a Participant to the Trustee to tender shares of Company Stock credited to the Participant’s Accounts shall not be considered a written election under the Plan by the Participant to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit to each Account of the Participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Company Stock tendered from that Account. Pending receipt of directions (through the Plan Administrator) from the Participant or the Investment Committee or the Stock Fund Fiduciary, as the case may be, as to which of the remaining investment funds the proceeds should be invested in, the Trustee shall invest the proceeds in the applicable default investment fund as shall be designated by the Investment Committee.

(f)	The tender offer period is that period during which tender offer is outstanding and may be accepted or rejected or during which time an acceptance or rejection may be withdrawn.
6.08Additional Restrictions Restrictions may be imposed on the Accounts of certain Participants with General Dynamics Stock Fund investments to comply with any securities laws or Company policies.
6.09Special Fiduciary Provisions Concerning Company Stock The Trustee shall adopt procedures designed to safeguard the confidentiality of information relating to the purchase, holding, and sale of such securities, and the exercise of voting, tender and similar rights with respect to such securities by Participants (and Beneficiaries), except to the extent necessary to comply with Federal laws or state laws not preempted by ERISA. The Stock Fund Fiduciary shall monitor the sufficiency

Exhibit 4.1

of the foregoing procedures to safeguard the confidentiality of such information and such procedures are being followed.
6.10No Obligation to Acquire Securities Pursuant to Treasury Regulation § 54.4975-11(a)(7)(i), the Plan is not obligated to acquire securities from a particular security holder at an indefinite time determined upon the happening of an event (such as the death of the holder).
6.11General Dynamics Stock Fund.

(a)
The General Dynamics Stock Fund is intended to be a feature of the Plan that shall be invested 100% in Company Stock. The General Dynamics Stock Fund is intended to remain so invested without regard to the diversification of assets, subject to the discretion of the Stock Fund Fiduciary.

(b)
Stock Fund Fiduciary. Notwithstanding anything in the Plan or the Trust Fund to the contrary, the Stock Fund Fiduciary shall be the exclusive independent fiduciary and investment manager for the General Dynamics Stock Fund. The Stock Fund Fiduciary shall have the exclusive fiduciary authority and responsibility, in its sole discretion, to determine whether continuing the General Dynamics Stock Fund as an investment option in accordance with the terms of the Plan is prudent under ERISA (either with respect to continuing to permit new investment in the General Dynamics Stock Fund, continuing to hold Company Stock, or both). In making such a determination, the Company intends that the Stock Fund Fiduciary consider the risk associated with the General Dynamics Stock Fund not standing alone, but in light of the availability of other investment funds under the Plan and the ability of Plan participants to construct a diversified portfolio of investments consistent with their individual desired level of risk and return.

(c)
Powers of the Stock Fund Fiduciary. Notwithstanding anything in the Plan to the contrary, the Stock Fund Fiduciary shall at all times have the exclusive fiduciary authority and responsibility to exercise the following powers:

(1)	in connection with a determination that purchasing Company Stock is no longer prudent under ERISA, to suspend or prohibit the investment of new Contributions in the General Dynamics Stock Fund;

(2)
in connection with a determination that purchasing Company Stock is no longer prudent under ERISA, to suspend or prohibit the transfer of Participant Account balances into the General Dynamics Stock Fund;

(3)
in connection with a determination that purchasing Company Stock is no longer prudent under ERISA, to eliminate the General Dynamics Stock Fund as an investment fund under the Plan and to sell or otherwise dispose of all of the Company Stock held in the General Dynamics Stock Fund;

(4)
to suspend or prohibit the transfer of Participant Account balances out of the General Dynamics Stock Fund during any period in which the Stock Fund Fiduciary is directing the sale or other disposition of the Company Stock in the General Dynamics Stock Fund;

Exhibit 4.1

(5)
unless otherwise directed by the Investment Committee, to designate an alternative investment fund available under the Plan for the temporary investment of any proceeds from any sale or other disposition of Company Stock, following the completion of such sale or other disposition, pending Participant directions to the Trustee with respect to the investment of such proceeds;

(6)	to vote the shares of, and respond to tender offers with respect to, Company Stock held by the Plan in the General Dynamics Stock Fund, subject to the terms of the Plan; and

(7)	to instruct the Trustee with respect to the foregoing matters.
6.12Self-Directed Brokerage Window The Investment Committee, in its discretion, may allow for the Plan to provide Participants and Beneficiaries with the option to invest money in their Plan Accounts through a self-directed brokerage window investment arrangement (or other similar arrangement) in accordance with any rules established for such arrangement. The decision to invest through a self-directed brokerage window investment option (or other similar arrangement) is the sole responsibility of each Participant (or Beneficiary, as the case may be). To the extent a self-directed brokerage window investment arrangement (or other similar arrangement) is available, each Participant (or Beneficiary, as the case may be) shall be the “named fiduciary” (as described in Section 402(a)(2) of ERISA) with respect to such self-directed brokerage window investment arrangement (or other similar arrangement), which Participants (or Beneficiaries, as the case may be) will not be able to use to acquire Company Stock.
6.13Managed Account The Investment Committee in its discretion may engage investment managers to manage the Accounts of Participants (if so elected by Participants) upon such terms as agreed to by the Investment Committee and such investment managers.
ARTICLE VII
VESTING AND FORFEITURES
7.01General. Each Participant and Inactive Participant shall have a continuing interest under this Plan until his or her Account is distributed or forfeited. An individual Account will be valued in accordance with this Article VII.
7.02Vested Account. A Participant or Inactive Participant shall have a Vested Account balance in accordance with the following provisions:

(a)
Vested as of the Effective Date. Participants and Inactive Participants who are vested in any portion of their Account balance as of the Effective Date of the Plan shall continue to be vested in those balances.

(b)
Immediate Vesting. A Participant shall be 100% vested in his or her 401(k) Contributions, Roth Elective Deferrals, After-Tax Contributions, Rollover Contributions, catch-up contributions as described in Section 4.08, dividends from investments in the General Dynamics Stock Fund to which the election contemplated in Section 8.14 herein applies, and safe harbor Employer Matching Contributions described in Section 5.01. All earnings allocated on all of the foregoing shall also be 100% vested.

Exhibit 4.1

(c)
Vesting of Certain Employer Contributions. Participants and Inactive Participants shall become fully vested in all other Employer Contributions and earnings thereon credited to their Accounts upon the earliest to occur of the following:

(1)	Satisfaction by the Participant or Inactive Participant of the Continuous Service requirements set forth in the Supplement applicable to that Participant or Inactive Participant;

(2)
Termination of a Participant’s or Inactive Participant’s employment from the Affiliated Employers by reason of the Participant’s or Inactive Participant’s death, Disability, or layoff (in accordance with Section 7.02(e)) or discharge without fault (by reason of failing to obtain any required security clearance or as part of a reduction-in-force program as defined by uniform, non-discriminatory guidelines established by the Company); or

(3)	Termination of the employment of a Participant or Inactive Participant by reason of retirement as described in the applicable provisions of Section 8.01(a).

(d)	Continuous Service. Subject to any administrative rules on Continuous Service established from time to time by the Plan Administrator, an individual’s Continuous Service is the sum of the following:

(1)	That period of employment with the Affiliated Group commencing on the later of the Effective Date or the individual’s first Hour of Service and ending on the individual’s Termination Date;

(2)
For an individual who shall be in the employment of the Affiliated Group on the Effective Date, that period of Continuous Service prior to the Effective Date accrued under the terms of the Plan as it existed prior to such date; and

(3)
In the event an Employee who was not fully vested under Section 7.02(c) incurs a Termination Date, and is subsequently reemployed, his or her Continuous Service recognized in his or her previous period of employment will be recognized in his or her subsequent period of employment after he or she completes one year of Continuous Service following his or her reemployment.

(e)
Termination Date. Subject to Section 3.06, an Employee’s “Termination Date” shall mean that last date on which he or she performed or was deemed to have performed an Hour of Service for the Affiliated Group as reported by an Affiliated Group Member. For these purposes, any Participant who performs any services beyond the level of merely committing to be available to perform services for any period shall not be treated as having incurred a Termination Date for Plan purposes during such time.

(f)	One-Year Break-in-Service. A “One-Year Break-in-Service” shall mean any Plan

Exhibit 4.1

Year within which the Employee fails to complete one Hour of Service.
7.03Forfeitures.

(a)
If a Participant or Inactive Participant terminates employment and fails to vest in his or her Employer Contributions described under Section 7.02(c), all non-vested amounts and shares then in the Participant’s or Inactive Participant’s Account as of his Termination Date shall be forfeited the earlier of:

(1)	The distribution date of the entire vested portion of the Participant’s or Inactive Participant’s Account attributable to Employer Contributions; or

(2)	The last day of the Plan Year in which the Participant or Inactive Participant incurs five consecutive One-Year Breaks-in-Service.

Furthermore, for purposes of Section 7.03(a)(1) above, in the case of a Participant or Inactive Participant whose vested benefit derived from Employer Contributions is zero, such individual shall be deemed to have received a complete distribution of this vested portion upon his or her Termination Date.

(b)
Reinstatement of Forfeitures. An amount forfeited under Section 7.03 shall be reinstated if the Participant or Inactive Participant again becomes an Employee of the Affiliated Group. Notwithstanding the foregoing, if such an individual received a distribution of any amount upon termination, such distribution must be repaid to the Plan (valued as of the distribution date) for a reinstatement to be made. Such repayment must be made before the later of (1) five years after the Termination Date, or (2) five years after the date of re-employment. Any reinstated amount (not including repayments) described in this Section shall be subject to the normal vesting provisions of Section 7.02(c). In addition, if the value of a Participant’s Account was forfeited as a result of a distribution from the Plan prior to termination of employment, such value shall be restored to the Participant’s Account provided such Participant repays to the Plan, in cash and in a lump sum, the value of the entire withdrawal and any loan amounts that were defaulted as part of a distribution upon a termination (less any amounts withdrawn from a rollover account), prior to any Termination Date.

In the event the individual repays the full amount distributed to him, the undistributed portion of the Participant’s Account will be restored in full, unadjusted by any gains or losses. The source for such reinstatement shall be:

(1)	any Forfeitures occurring during the Plan Year; then

(2)	any income or gain to the Plan (pursuant to Treasury Regulation Section 1.411(a)-7(d)(6)(iii)(C)); and last,

(3)
an Employer Contribution in an amount sufficient to restore Forfeited Accounts provided, however, that if an Employer non-elective contribution is made for such Plan Year, such contribution shall first be applied to restore any such Accounts and the remainder shall be allocated

Exhibit 4.1

in accordance with the terms of the Plan.

(c)
Application of Forfeitures. All forfeitures of Employer Contributions and earnings thereon from the Accounts of any Participant or Inactive Participant shall be applied as a credit to reduce subsequent Employer Contributions or used to pay expenses of the Plan consistent with Section 10.22. All amounts so forfeited and applied shall be determined as of the accounting date coincident with or immediately following the date on which the event resulting in such forfeiture occurs. However, in the event the Plan is terminated, any amount not so applied by the Trustee shall be credited ratably to the Accounts of Participants and Inactive Participants in proportion to the amounts of their respective Accounts attributable to Employer Contributions.

(d)	Pursuant to Treasury Regulation § 54.4975-11(d)(4), if a portion of a Participant’s or Inactive Participant’s Account is forfeited, Company Stock must be forfeited only after other assets.
7.04Value Upon Distribution. The amount of a Participant’s or Inactive Participant’s distribution shall equal the Participant’s Vested Account determined on the Valuation Date coincident with or immediately after the date on which the distribution is requested by the Participant or his or her Beneficiary.
ARTICLE VIII
DISTRIBUTIONS UPON RETIREMENT, TERMINATION OR DEATH
8.01Right to Payment. For purposes of this Article VIII, the term “Participant” shall refer to both Participants and Inactive Participants. Upon termination of employment with the Affiliated Employers by reason of (a) through (d) below, the Participant or, in case of death, the Participant’s Beneficiary, shall be eligible to receive a distribution in the time and manner described in this Article VIII. For purposes of this Article VIII, a termination of employment shall be the Termination Date on which a Participant’s employment with the Affiliated Employers is terminated because of the first to occur of the following:

(a)
Retirement under a Pension Plan. For any Participant who was not a participant in the General Dynamics Corporation 401(k) Plan 3.0 or the General Dynamics Corporation 401(k) Plan for Represented Employees on or before December 1, 1999, such Participant will be treated as retired for purposes of this Section if he terminates employment with an Employing Unit after he has attained the age of 55. In such event, the Participant’s Vested Account balance may be distributed pursuant to any of the methods provided under Sections 8.02 and 8.05 below, or as otherwise provided in an applicable Supplement.

If an Employee was a participant in the General Dynamics Corporation 401(k) Plan 3.0 or the General Dynamics Corporation 401(k) Plan for Represented Employees on or before December 1, 1999, and such Employee participates in the Plan, such Participant will be treated as retired for purposes of this Section if he terminates employment with an Employing Unit at the earlier of age 55 or the date the Participant satisfies the conditions for normal or early retirement under a defined benefit pension plan, maintained by or for an Employing Unit,

Exhibit 4.1

in which the Participant participates, or if such Participant does not participate in such a defined benefit pension plan, the date he would otherwise satisfy the conditions for normal or early retirement under the applicable defined benefit pension plan. In such event, the Participant’s Vested Account balance may be distributed pursuant to any of the methods provided under Sections 8.02 and 8.05 below, or as otherwise provided in an applicable Supplement.

(b)
Death. The date of the Participant’s death prior to the commencement of distribution of his or her Vested Account from the Plan. In such event, the Participant’s Vested Account balance may be distributed pursuant to either of the methods provided under Sections 8.02 and 8.05 below, or as otherwise provided in an applicable Supplement.

(c)
Disability. The date the Participant terminates from the employ of the Affiliated Group at any age by reason of a Disability. In such event, the Participant’s Vested Account balance may be distributed pursuant to any of the methods provided under Sections 8.02 and 8.05 below, or as otherwise provided in an applicable Supplement.

(d)
Other Terminations. The date the Participant terminates employment for any reason, except as otherwise provided for in this Section 8.01, from the Affiliated Group pursuant to Section 7.02(e). In such event, the Participant’s Vested Account balance may be distributed pursuant to the method provided under Sections 8.02 or 8.05 below. Notwithstanding anything to the contrary, distributions of a Participant’s Vested Account and earnings thereon shall be permitted on account of severances from employment regardless of when the severance from employment occurred or occurs.

8.02Form of Payment. The normal form of benefit under the Plan is a lump sum. Subject to the conditions set forth in this Article VIII, a Participant, or in the case of his or her death, his or her Beneficiary, may elect to receive his or her Vested Account balance in the forms specified below, as applicable pursuant to Section 8.01, or as otherwise provided in an applicable Supplement.

(a)	Lump Sum. By payment in a single lump sum, valued as of the Valuation Date coincident with or after the date on which payment is requested.

(b)
Partial Distributions. By payment of partial lump sums (in amounts no less than $500 or 100% of the available Account balance if less than $500), valued as of the Valuation Date coincident with or after the date on which such payment is requested. The value of and balances in the Vested Account will be reduced by the amount of any partial lump sums in accordance with any rules established by the Plan Administrator.

(c)
Installments. By payment in the form of monthly or annual fixed-amount installments ($500 minimum with amount changes permitted annually). Such a Participant may subsequently elect a lump-sum distribution of his or her Vested Account balance at any time by notifying the Plan Administrator. All installment payments under the Plan will be suspended upon a Participant’s reemployment with an Employer and subsequent active participation in the Plan.

Exhibit 4.1

8.03Distributions Made in Cash or Shares. All lump sum or total distributions requested by a former Employee or the designated Beneficiary of a deceased Participant shall be made in cash (or if the Participant so elects in full shares of Company Stock to the extent deemed held in his or her Account). In addition, fractional shares of Company Stock shall be paid in cash and valued as of the date the distribution request is processed, but in any event after the Participant terminates employment with the Affiliated Group Member pursuant to Sections 8.01 (a), (b), (c) and (d) above, or requests a withdrawal or payment of his or her deferred Account balance pursuant to this Article VIII. Notwithstanding anything to the contrary, all distributions made pursuant to Code Section 411(a)(11) shall be paid in cash.
8.04Commencement of Payment. Except as provided below in this Section 8.04, payment of a Participant’s Vested Account balance shall be made or installment payments will commence as soon as practicable after the appropriate date of termination of employment under Section 8.01 above, in accordance with such practices as the Plan Administrator may in its judgment implement. In accordance with Code Sections 411(a)(11) and 401(a)(31)(B), Department of Labor Regulations Section 2550.404a-2, and any other applicable law, if a Participant’s or Beneficiary’s Vested Account balance at the time of distribution is less than or equal to $5,000, distributions may be made in a nondiscriminatory manner on behalf of a Participant or Beneficiary before any “required commencement date” (defined below) without his or her consent as soon as administratively practicable. In the event of a mandatory distribution greater than $1,000 in accordance with the provisions of this Section 8.04, if a Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant (if allowed under applicable law) in a direct rollover or to receive the distribution directly in accordance with Sections 8.02 or 8.09, then the Plan Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator in accordance with Internal Revenue Code Section 401(a)(31)(B) and any authority promulgated thereunder. For Participants who attain age 70½, distribution of benefits must be made or commence no later than April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70½ or the calendar year in which he retires (his or her “required commencement date”). The required commencement date of a Participant who is a 5 percent owner (as defined in Section 416 of the Code) shall remain April 1 of the calendar year next following the calendar year in which he attains age 70½. All distributions from the Plan shall be made in accordance with Code Section 401(a)(9) and regulations promulgated thereunder, including Treasury Regulations §§ 1.401(a)(9)-2 through 1.401(a)(9)-9. All distributions shall also comply with the Incidental Death Benefit requirement of IRC 401(a)(9)(G). The provisions reflecting Section 401(a)(9) override any distribution options in the Plan inconsistent with Section 401(a)(9). With respect to Participants whose balances transferred to the Plan from an Other General Dynamics Corporation 401(k) Plan, such distributions will continue under the Plan, but consistent with Section 8.04 of the Other General Dynamics Corporation 401(k) Plan.
8.05Deferral of Payment. A Participant or Beneficiary who is eligible to receive payment of his or her Vested Account pursuant to Section 8.01 may elect to defer such payment until his or her required commencement date (as defined in Section 8.04 above). The deferring Participant or Beneficiary may elect to receive a lump-sum distribution of his or her entire Vested Account at any time after the initial deferral and before his or her required commencement date by requesting a distribution in the manner prescribed by the Plan Administrator. Notwithstanding the foregoing, the Vested Account balance of a deferring Participant who terminated employment may be distributed pursuant to any of the methods provided above or in a partial lump-sum payment and partial deferral. Effective for deferral dates prior to January 1, 1998, with respect to balances under the General Dynamics Corporation 401(k) Plan 3.0 or the General Dynamics Corporation 401(k) Plan for

Exhibit 4.1

Represented Employees that transferred to the Plan, in the event that the Participant fails to elect a form of benefit, his or her Vested Account shall be distributed in lump sum form.
8.06Designation of Beneficiary. Each Participant from time to time may designate a Beneficiary to whom his or her benefits may be paid in the event of his or her death. “Beneficiary” shall mean (a) the person designated by the Participant either (i) in writing, on a form prescribed by the Plan Administrator and on file with the Plan’s designated recordkeeper, to receive a distribution upon the death of a Participant or (ii) in such other manner as provided by the Plan Administrator, or (b) the estate of the Participant in the event that no such designation shall have been made or the person so designated shall have died prior to or coincident with the Participant. Notwithstanding anything to the contrary contained in the Plan, the designated Beneficiary of a legally married Participant shall be the Participant’s spouse. Any Beneficiary designation to the contrary shall be void unless such spouse of the Participant consents in writing to the Beneficiary designation. Such spouse’s written consent shall be given on such forms as designated by the Plan Administrator. The consent shall acknowledge the effect of the consent and must be witnessed by a Plan representative or notary public. Only valid Beneficiary designation forms on file with the Plan’s recordkeeper will be honored. Any Beneficiary designation forms misfiled elsewhere by Participants will be void. Accordingly, if a Participant does not have a valid Beneficiary designation form on file with the Plan’s designated recordkeeper, then the Participant shall be treated as not having designated a Beneficiary. The designated Beneficiary of a Participant or an alternate payee, as defined in Section 414(p) of the Code, (unless otherwise provided in a Qualified Domestic Relations Order) shall not be entitled to designate another Beneficiary. Upon the death of the designated Beneficiary of a Participant after the designated Beneficiary has become entitled to receive distribution of the Participant’s Account, payment shall be made to the designated Beneficiary’s estate pursuant to Section 8.07. Any disclaimer with respect to benefits provided herein and any power of attorney must be made consistent with any applicable law (including ERISA and the Code) and any other rules established by the Company for the orderly administration of the Plan. A Participant may from time to time authorize a third-party representative to access certain Account information and to take certain actions on the Participant’s behalf.  Such authorization shall be (i) in writing, on a form prescribed by the Plan Administrator or its designee, or (ii) in such other form and manner as accepted by the Plan Administrator.  Only valid authorizations on file with the Plan’s recordkeeper will be honored.
8.07Special Rules for Distribution In Case of Death. If a If a Participant dies before receiving his or her entire Vested Account balance, benefits shall be paid to his or her designated Beneficiary. If a deceased Participant failed to designate a Beneficiary before his or her death, or if all of the designated Beneficiaries die before the Participant, the Participant’s benefits shall be distributed in accordance with the provisions set forth in Section 8.06 above. In addition, the following rules shall apply with respect to benefits distributed after the Participant’s death:

(a)	In the event that the Participant’s benefits are distributed to his or her estate pursuant to Section 8.06, the maximum period over which installment payments shall be payable shall be 5 years.

(b)
In the event that the Participant dies before receiving all or part of a distribution from his or her Vested Account but after he has properly requested such a distribution, the distribution shall be paid in accordance with his or her election (that is, paid to his or her estate or Beneficiary).

Exhibit 4.1

(c)
In the event that the designated Beneficiary dies after commencing receipt of distributions but before the entire Vested Account balance is distributed, the remaining balance shall be distributed to the Beneficiary’s estate.

(d)
In the event that the Participant dies after terminating employment with the Affiliated Employers and after deferring receipt of his or her Vested Account balance pursuant to Section 8.05, such Vested Account balance shall be distributed in accordance with Section 8.06.

(e)
If any portion of a Participant’s Vested Account is payable to a designated Beneficiary who is a minor at the time of such distribution, the distribution may be paid to the duly appointed guardian of such minor’s estate or to the custodian of a Uniform Transfer to Minors Act or Uniform Gifts to Minors Act account for the benefit of such minor Beneficiary.

8.08Missing Participants or Beneficiaries. Each Participant and each designated Beneficiary must provide his or her post office address, and any change in post office address, to the Plan Administrator pursuant to procedures determined by his or her Employer’s Human Resource Department. Any communication, statement or notice addressed to a Participant or Beneficiary at his or her last post office address filed with the Plan Administrator or the Employer shall be binding on the Participant and his or her Beneficiary for all purposes of the Plan. Subject to applicable law, neither the Employer nor the Plan Administrator is required to search for or locate a Participant or Beneficiary. If a Participant or Beneficiary is notified by the Plan Administrator that he or she is entitled to a payment, and the Participant or Beneficiary fails to claim his or her benefits or make his or her whereabouts known to the Plan Administrator within 5 years after a distribution becomes due, the amount thereof shall be used to reduce Employer Contributions. Should the Participant or Payee subsequently make proper claim for such amount, it shall be paid to the Trust Fund by the Employer and distributed in accordance with the terms of the Plan.
8.09Direct Rollovers. If payment of a Participant’s benefits constitutes an eligible rollover distribution under Section 402(c) of the Code, then the Participant or other eligible distributee may elect to have such distribution paid directly to an eligible retirement plan described in Section 402(c)(8)(B) or Section 408A of the Code, or as may be required or limited by applicable law. Such eligible rollover distribution may be paid in cash or Company Stock, as the Participant or such other eligible distributee shall elect. Each election under this Section 8.09 shall be made at such time and in such manner as the Plan Administrator shall determine, and shall be effective only in accordance with such rules as shall be established from time to time by the Plan Administrator.
Any before-tax contribution amount that is distributed on account of hardship shall not be an eligible rollover distribution under this Section 8.09 and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan as described above.
The term eligible retirement plan described above shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan and the definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code.

Exhibit 4.1

With respect to the term eligible rollover distribution described above, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code (including annuities described in Section 403(b) of the Code), or to a qualified plan (including a qualified defined benefit plan) described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. Moreover, the entire amount of any hardship withdrawal shall not be eligible for rollovers.
In addition, notwithstanding anything to the contrary in this Section 8.09, and solely for purposes of applying the direct rollover provisions of the Plan, only distributions that would be eligible for a direct rollover without regard to Section 401(a)(9)(H) of the Code will be treated as eligible rollover distributions.
8.10Distribution to Alternate Payees. The Plan Administrator may direct the Trustee to distribute benefits to an alternate payee, as defined in Section 414(p) of the Code, on the earliest date specified in a Qualified Domestic Relations Order, without regard to whether such distribution is made or commences prior to the Participant’s earliest retirement age (as defined in Section 414(p)(4)(B) of the Code) or the earliest date that the Participant could commence receiving benefits under the Plan.
8.11Loans to Participants. The Plan Administrator, in accordance with regulations promulgated by the IRS and pursuant to such rules as it may from time to time establish and maintain in addition to this Plan document, and upon application by a Participant supported by such evidence as the Plan Administrator requests, may direct the Trustee to make a loan from the Trust Fund to a Participant subject to the following:

(a)
The principal amount of any loan made to a Participant, when added to the outstanding balance of all other loans made to such Participant from all qualified plans maintained by the Employers, shall not exceed the lesser of:

(1)
$50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan was made, over the outstanding balance of loans from the Plan on the date on which such loan was made; or

(2)	one-half of the Participant’s Vested Account balances under the Plan.

(b)
Each loan must be evidenced by a note in a form approved by the Plan Administrator, shall bear interest at a reasonable rate, and shall require substantially level amortization (with payments at least quarterly) over the term of the loan.

(c)	Each loan shall specify a repayment period that shall not extend beyond five years or twenty years in the case of loans for a primary residence.
If, on a Participant’s Termination Date, any loan or portion of a loan made to him under the Plan, together with the accrued interest thereon, remains unpaid, an amount equal to such loan or any part

Exhibit 4.1

thereof, together with the accrued interest thereon, shall be charged to the Participant’s Accounts after all other adjustments required under the Plan, but before any distribution pursuant to Article VIII. The foregoing shall not apply to a Participant during a period in which he is laid off, provided he elects to continue loan payments through personal check. Participants with a Disability, Participants who are receiving short-term disability benefits from their Employing Unit or Participants who are on a Company-approved leave of absence may make manual loan repayments for the duration of such disability or leave. Moreover, at the discretion of the Plan Administrator, the foregoing loan rules may be modified in accordance with the terms of any applicable corporate sale, outsourcing or other similar agreement affecting Participants who are part of affected Employing Units and such Participants may be permitted to make manual loan repayments under such terms and conditions as the Plan Administrator determines. If a Participant is terminated and requests a lump sum distribution while a loan remains unpaid, such loan will be immediately foreclosed and treated as a taxable event.
In determining the adjusted net worth of the Trust Fund as of each accounting date, the Trustee shall disregard loans made to Participants under this Section 8.11 and any interest and principal payments on such loans received by the Trustee since the last preceding accounting date. For purposes of adjusting Participants’ Accounts under Article VIII, the Company shall exclude from the credit balance in a Participant’s Accounts the unpaid amount of any loan made to him (disregarding any principal payments made since the last preceding accounting date). Interest paid by a Participant on a loan made to him under this Section 8.11 shall be credited to the Accounts of the Participant after all other adjustments required under the Plan as of that date have been completed. A deferring Participant who leaves the employ of the Affiliated Employers and any Participant on an unpaid leave of absence shall not be eligible for a loan from his or her Vested Account.
Participants, whether Active Participants or Inactive Participants, may take either two general purpose loans or one general purpose loan and one principal residence loan, provided that such Participants are on the active payroll of an Employing Unit. The total number and type of loans available hereunder shall be reduced by the corresponding number and type of loans outstanding under any other plan maintained by the Company such that only two loans (in the combinations described in the preceding sentence) per Participant will be permitted under all plans similar to this Plan. Any loans transferred to the Plan from an Other General Dynamics Corporation 401(k) Plan shall count toward the limits on loans specified herein. In addition, for any loans so transferred to the Plan from an Other General Dynamics Corporation 401(k) Plan, the name of the Plan shall be deemed substituted for the name of the Other General Dynamics Corporation 401(k) Plan on any applicable loan notes and all other loan note terms shall remain the same. Notwithstanding any of the foregoing, the Plan Administrator may allow additional loans with respect to any Business Unit or group of Participants employed at a business that is acquired by the Company and specifically permitted participation herein; provided that the Plan Administrator determines that such additional loans are administratively feasible and such action is taken solely to accommodate prior loans under any plans affected by such business acquisition.
8.12Hardship Withdrawal of Compensation Deferral Contributions. Subject to the following provisions of this Section 8.12, a Participant may elect to withdraw in the following order, all or any portion of his or her After-Tax Contributions, if any, as well as Rollover Contributions, vested Employer Matching Contributions (other than “safe harbor” Employer Matching Contributions and any earnings thereon), vested Employer Discretionary Contributions, 401(k) Contributions (including earnings on such contributions prior to 1989) and Roth Elective Deferrals, provided that the withdrawal is necessary in light of immediate and heavy financial needs of the Participant. Such a withdrawal shall be in an amount that is no less than $500, and in no event shall such a withdrawal exceed the amount required to meet this immediate financial need, after seeking amounts reasonably

Exhibit 4.1

available from other resources of the Participant (including, pursuant to rules established by the Plan Administrator, electing to receive dividends in cash as described in Section 8.14, all other distributions and nontaxable loans currently available under the Plan). Each such election shall be filed with the Plan Administrator or its agent at such time and in such manner as the Plan Administrator shall determine, and shall be effective in accordance with such rules as the Plan Administrator shall establish and publish from time to time. Consistent with Treasury Regulation Section 1.401(k)-1(d), immediate and heavy financial needs are limited to amounts necessary for:

(a)
Unreimbursed medical expenses described in Code Section 213(d) that are previously incurred by the Participant, his or her spouse or his or her dependents (as defined by the IRS in the Code, including, but not limited to, Section 152 thereof) or necessary for these persons to obtain medical care described in Code Section 213(d);

(b)	Purchase (excluding mortgage payments) of a principal residence for the Participant;

(c)
Payment of tuition and related educational fees (including room and board) for the next 12 months of post-secondary education for the Participant, his or her spouse or his or her dependents (as defined by the IRS in the Code, including, but not limited to, Section 152 thereof);

(d)	Preventing foreclosure on or eviction from the Participant’s principal residence;

(e)	Funeral expenses of a family member;

(f)	an IRS tax levy;

(g)	Certain legal fees and costs;

(h)
Covering expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

(i)	Such other events or expenses that constitute an immediate and heavy financial need under Treasury Regulation Section 1.401(k)-1(d) and based on all relevant facts and circumstances.
8.13In-Service Withdrawals. A Participant who is employed by the Affiliated Group may elect to withdraw a specified portion of his or her Vested Account balance as described below (in amounts of not less than $25; and in an age 59½ withdrawal, in amounts of not less than $500 or 100 percent of the available amount, whichever is less), subject to the restrictions contained in this Section 8.13 and such other rules and restrictions as the Plan Administrator may from time to time impose. Each election by a Participant under this Section 8.13 must be filed with the Plan Administrator or its agent at such time and in such manner as the Plan Administrator shall determine, and shall be effective in accordance with such rules as the Plan Administrator shall establish. The Vested Account portion from which an in-service withdrawal may be made consists of all vested amounts credited to a Participant’s Account (including rollover balances credited pursuant to Section 4.06) and vested transfers from other plans, except for:

Exhibit 4.1

(a)	401(k) Contributions, Roth Elective Deferrals, and all safe harbor Employer Matching Contributions, and earnings thereon (before the Participant’s attainment of age 59½);

(b)
vested non-safe harbor Employer Matching Contributions or Employer Discretionary Contributions, and earnings thereon credited to a Participant’s Account, provided that such contributions (and related earnings) shall be available for in-service withdrawal if (i) such contributions (and related earnings) have remained in the Plan (or any Other General Dynamics Corporation 401(k) Plan) for the 24 months preceding the date the withdrawal is requested and made or (ii) the Participant has participated in the Plan (or any Other General Dynamics Corporation 401(k) Plan) for at least five years (in the aggregate among such plans) on the date the withdrawal is requested and made;

(c)
vested non-safe harbor Employer Matching Contributions and the After-Tax Contributions to which they relate, provided that such contributions shall be available for in-service withdrawal if (i) such contributions have remained in the Plan (or any Other General Dynamics Corporation 401(k) Plan) for the 24 months preceding the date the withdrawal is requested and made or (ii) the Participant has participated in the Plan (or any Other General Dynamics Corporation 401(k) Plan) for at least five years (in the aggregate among such plans) on the date the withdrawal is requested and made.

All amounts and/or shares withdrawn shall be drawn from a Participant’s Account in accordance with rules established by the Plan Administrator from time to time. Notwithstanding the foregoing, there shall be no restriction on the number of withdrawals with respect to any Vested Account balances under this Section.
8.14ESOP Dividend Distribution Election. In accordance with such rules as the Plan Administrator establishes and consistent with Code Section 404(k), all Participants may elect at any time either to reinvest any regularly scheduled quarterly (or annual) cash dividends attributable to their investment in the ESOP portion of the General Dynamics Stock Fund or to receive the value of such dividends in cash. If no such election is made, such dividends will be reinvested in the General Dynamics Stock Fund. Such election on file with the Plan Administrator at the end of the day on the business day that is ten business days prior to the dividend payment date shall be treated as irrevocable. The treatment elected under such irrevocable election shall be processed as soon as administratively practicable. The foregoing only applies to regularly scheduled quarterly (or annual) cash dividends actually paid to the Plan. Any other dividends, including special dividends, or dividends paid in the form of shares of the Company or other property, are not eligible for the foregoing dividend distribution election and will be reinvested in the General Dynamics Stock Fund or as otherwise provided under the Plan.
ARTICLE IX
PLAN ACCOUNTING
9.01Separate Accounts. The Plan Administrator shall maintain the following Accounts, which shall include amounts transferred to the Plan, in the name of each Participant or Inactive Participant:

Exhibit 4.1

(a)	a “Before-Tax Account,” which shall reflect his or her 401(k) Contributions, if any, under the Plan, and the income, losses, appreciation and depreciation attributable thereto;

(b)	an “After-Tax Account” which shall reflect his or her voluntary After-Tax Contributions, if any, under the Plan, and the income, losses, appreciation and depreciation attributable thereto;

(c)
a “Company Match Account,” which shall reflect his or her share of Employer Contributions (except as provided in (d) below) under the Plan, and the income, losses, appreciation and depreciation attributable thereto;

(d)
a “Non-Contributory Retirement Contribution Account,” which shall reflect amounts attributable to Employer Discretionary Contributions described in Section 5.02(c) and to any other contributions specified only in a Supplement; and

(e)
a “Rollover Account,” which shall reflect Rollover Contributions rolled over to the Plan from another qualified plan, if any, and the income, losses, appreciation and depreciation attributable thereto.

The Plan Administrator will also maintain such other Accounts in the names of Participants or otherwise as it considers advisable (including a “Roth Elective Deferral Account” and “Roth Rollover Account” as described in Section 4.10). Unless the context indicates otherwise, references to a Participant’s “Account” or “Accounts” means all accounts maintained in his or her name under the Plan.
9.02Daily Accounting Dates. Participants’ Accounts shall be adjusted as of the end of each business day. A “business day” shall mean any day on which the New York Stock Exchange is open for business. Accordingly, an “accounting date” means each business day as defined herein as of which Participants’ Accounts are adjusted under the Plan.
9.03Adjustment of Participants’ Accounts. Participants’ Accounts shall be maintained on the basis of dollar values or units that may be converted to dollar values. Pursuant to the accounting procedures of the Plan Administrator, Participants’ Accounts will be adjusted on each accounting date to reflect the adjusted net worth (as described below) of the investment funds in which such Accounts have an interest and to reflect any contributions and distributions since the previous accounting date (including adjustments for Plan expenses that are paid out of Plan assets). The “adjusted net worth” of an investment fund as of any accounting date means the then-net worth of that investment fund as determined by the Trustee in accordance with the provisions of the Trust Agreement. Accounts held under an annuity contract shall be adjusted in accordance with the annuity contract.
9.04Allocation of Employer Contributions. As of each regular accounting date on which a Participant’s 401(k) Contribution, Roth Elective Deferral or After-Tax Contribution is credited to his or her Accounts, Employer Contributions shall be allocated and credited to the Accounts of the same Participants in accordance with Sections 5.01, 5.02 and 6.02. Subject to Section 8.14 as applicable, regular quarterly or annual dividends declared by the Company and received on Company Stock held by the Trustee shall be used to purchase shares or units of Company Stock, and the Participant’s or Inactive Participant’s Accounts shall be credited with a proportionate number of such shares or units determined on the basis of the number of shares or units in each Participant’s or Inactive

Exhibit 4.1

Participant’s Account.
9.05Crediting of Participant Contributions. Subject to Article IV, each Participant’s 401(k) Contributions, Roth Elective Deferrals, or After-Tax Contributions shall be credited to his or her Before-Tax Account, Roth Elective Deferral Account, and After-Tax Account, as applicable, as soon as practicable, but in any event no later than the 15th business day of the next following month, subject to permissible extensions.
9.06Charging Distributions. All payments or distributions made to a Participant or his or her Beneficiary will be charged to the appropriate Accounts of such Participant.
9.07Account Notices. In accordance with applicable law, the Plan Administrator will provide to each Participant such notices as may be required to increase awareness of automatic enrollment, safe harbor, diversification and other rights affecting Accounts and participation herein.
9.08Statement of Account. As soon as practicable after the end of each calendar quarter, or at such other times as required by applicable law or at such other times as the Plan Administrator may decide, each Participant will be furnished with a statement reflecting the condition of his or her Accounts in the Trust Fund as of that date. No Participant, except one authorized by the Plan Administrator, shall have the right to inspect the records reflecting the Accounts of any other Participant.
9.09Contribution Limitations. For each Plan Year, the annual addition (as defined below) to a Participant’s Accounts under the Plan shall not exceed the lesser of $54,000 (for Plan Years commencing on or after January 1, 2017, or as adjusted for increases in the cost-of-living under Section 415(d) of the Code) or 100 percent of the Participant’s Section 415 compensation (as defined below) during that Plan Year. The term “annual addition” for any Plan Year means the sum of the Employer Contributions, Contributions made by Participants and forfeitures credited to a Participant’s Accounts for that year. Contributions made on behalf of a Participant in any qualified defined contribution plan of the Company will not exceed the limitation (as may be adjusted from time to time) under Section 415 of the Code. Any Contributions made by Participants which cannot be allocated to a Participant because of the foregoing limitations (and any gains attributable thereto) shall be returned to him. Any Employer Contributions which cannot be allocated to a Participant because of the foregoing limitations shall be applied to reduce Employer Contributions in succeeding Plan Years, in order of time. For all applicable purposes under the Plan (including determining amounts eligible for Deferral Pay), a Participant’s “Section 415 compensation” means his or her total cash compensation for services rendered to the Employers as an Employee, determined in accordance with Treasury Regulation Section 1.415-2(d)(11)(i) and in accordance with the timing requirements of the final regulations promulgated under Section 415 of the Code, but including pre-tax deferrals or payments made pursuant to Sections 125, 132(f) and 402(e)(3) of the Code and excluding any contribution for medical benefits after separation from service (within the meaning of Code Sections 401(h) or 419A(f)(2)) which is otherwise treated as an annual addition.
9.10Allocation of Earnings to Distributions of Excess Contributions. The earnings allocable to distributions of Participants’ 401(k) Contributions exceeding the limits of Sections 4.05 (Code Section 402(g) limit) and Participants’ After-Tax Contributions and Employer Matching Contributions exceeding the limits of Section 9.11 (ACP limit) shall be determined as follows in the event any such testing is required under the Plan for any Plan Year:

(a)	for Section 4.05, earnings shall be determined by multiplying the income or loss

Exhibit 4.1

attributable to the Participant’s 401(k) Contributions for the Plan Year by a fraction, the numerator of which is the excess contributions to be distributed to the Participant for the Plan Year and the denominator of which is the sum of: (i) the Participant’s Before-Tax Account balance on the first day of the Plan Year, and (ii) the Participant’s 401(k) Contributions for such Plan Year.

(b)
for Section 9.11, earnings shall be determined by multiplying the income or loss attributable to the Participant’s After-Tax and Employer Matching Contributions for the Plan Year by a fraction, the numerator of which is the excess aggregate contributions to be distributed to the Participant for the Plan Year and the denominator of which is the sum of: (i) the total of the Participant’s After-Tax Account balance and Company Match Account balance on the first day of the Plan Year, and (ii) the total of the Participant’s After-Tax Contributions and Employer Matching Contributions for such Plan Year.

Excess contributions and excess aggregate contributions shall not be adjusted for income or loss for the gap period.
9.11Limitation on Allocation of Contributions.    In the event the testing contemplated by this Section 9.11 is required for any Plan Year, this Section 9.11 shall apply.
Notwithstanding the foregoing provisions of this Article IX, in no event shall the actual contribution percentage (“ACP,” as defined below) of the Highly Compensated Employees (as defined in Section 2.19) who are Plan Participants for any Plan Year exceed the greater of:

(a)	the contribution percentage of all other Participants for the current Plan Year multiplied by 1.25; or

(b)
the contribution percentage of all other Participants for the current Plan Year multiplied by 2.0; provided that the contribution percentage of the Highly Compensated Employees does not exceed that of all other Participants for the current Plan Year by more than 2 percentage points.

The ACP of a group of Participants for a Plan Year means the average of the actual contribution ratios (determined separately for each Participant in such group) of such group of Participants, where the actual contribution ratio for a Participant means the ratio of: (i) the sum of Employer Matching Contributions (and, at the election of the Company, any qualified nonelective contributions (“QNECs”) or qualified matching contributions (“QMACs”) made to the Plan on behalf of the Participant) and Participant After-Tax Contributions allocated to such Participant for such Plan Year; to (ii) the Participant’s compensation, determined in accordance with Section 414(s) of the Code, for such Plan Year. Pursuant to Treasury Regulation Section 1.401(m)-2(a)(6)(v), QNECs cannot be taken into account for an applicable year for a non-Highly Compensated Employee to the extent such contributions exceed the product of that non-Highly Compensated Employee’s compensation and the greater of 5% and 2 times the plan’s representative contribution rate. Pursuant to Treasury Regulation Section 1.401(m)-2(a)(5)(ii), QMACs cannot be taken into account for a non-Highly Compensated Employee to the extent the QMAC exceeds the greatest of (1) 5% of compensation, (2) the employee’s elective deferrals for a year, and (3) the product of 2 times the plan’s representative matching rate and the employee’s elective deferrals for a year. For purposes of this Section 9.11, a Participant means any Employee who is eligible to receive Employer Matching Contributions or to make Participant After-Tax Contributions under the Plan.

Exhibit 4.1

Matching Contributions (that otherwise meet the ACP safe harbor provisions of Code Section 401(m)(11)) may be included in the ACP test, at the discretion of the Plan Administrator.
The Employer Matching Contributions allocated to and Participant After-Tax Contributions made by the Highly Compensated Employees will be reduced to the extent necessary to meet the requirements of this Section 9.11. For Purposes of this Section 9.11, such Employer Matching Contributions and Participant After-Tax Contributions are collectively referred to as “Aggregate Contributions.” The reductions will occur in the following manner (and in accordance with guidance set out by the IRS, including Notice 97-2):

(c)
The actual contribution ratio of the Highly Compensated Employee with the highest actual contribution ratio is reduced such that the actual contribution ratio is equal the actual contribution ratio of the Highly Compensated Employee with the next highest actual contribution ratio, provided, if applicable, that the reduction of the actual contribution ratio will be no more than is necessary to satisfy the ACP test indicated above.

(d)
The process of step (c) is repeated until the ACP test indicated above is satisfied. The total amount of excess Aggregate Contributions is equal to the sum of these hypothetical reductions multiplied, in each case, by the Highly Compensated Employee’s compensation (as determined above).

(e)
The Aggregate Contributions of the Highly Compensated Employee with the highest dollar amount of Aggregate Contributions are reduced by the amount required to cause that Highly Compensated Employee’s Aggregate Contributions to equal the dollar amount of the Aggregate Contributions of the Highly Compensated Employee with the next highest dollar amount of Aggregate Contributions. This amount is then distributed as provided below to the applicable Highly Compensated Employee. However, if a lesser reduction, when added to the total dollar amount already distributed under this step, would equal the total excess Aggregate Contributions determined under step (d), the lesser reduction amount is distributed.

(f)	If the total amount distributed in accordance with step (e) is less than the total excess Aggregate Contributions determined under step (d), step (e) is then repeated.
If, because of the foregoing limitations, a portion of the Employer Matching Contributions allocated to, or the After-Tax Contributions (and any applicable Employer Matching Contributions thereon) made by a Highly Compensated Employee may not be credited to his or her Account for a Plan Year, such portions of the After-Tax Contributions and vested Employer Matching Contributions (and the earnings thereon) shall be distributed to such Employee within 2½ months after the end of that Plan Year, but in no event later than the last day of the next following Plan Year. Any such portions of the aforementioned Employer Matching Contributions that are not vested shall be forfeited.
For purposes of the above ACP test, the actual contribution ratio of a Highly Compensated Employee will be determined by treating all plans subject to Code Section 401(m) under which the Highly Compensated Employee is eligible (other than those that may not be permissively aggregated) as a single plan.

Exhibit 4.1

The provisions herein relating to the ACP test shall be administered in accordance with Code Section 401(m) and the applicable regulations and guidance thereunder.
9.12Qualified Separate Lines of Business. In the event that Plan testing described in Sections 4.06 and 9.11 herein is required and occurs on the basis of individual “qualified separate lines of business” (as defined in the Code), Participants who transfer from one separate line of business to another separate line of business will be assigned to the “qualified separate line of business” in which they are employed on the last day of the applicable testing year for purposes of the testing described in Sections 4.06 and 9.11 herein. Furthermore, such Participants’ applicable total annual pay and total annual contributions will be included in the qualified separate line of business in which they are employed on the last day of the applicable testing year.
ARTICLE X
GENERAL PROVISIONS
10.01Fiduciary Responsibilities. The Plan Administrator is a named fiduciary and the administrator of the Plan. The Investment Committee shall be the Plan’s named fiduciary with respect to the selection of investment funds and all other matters pertaining to the investment and management of Plan assets. All conforming changes related to naming the Investment Committee as the named fiduciary for investment purposes shall be deemed to have been made to this document to effect the purposes and intent of such change.
The Plan Administrator and the Investment Committee may allocate fiduciary responsibilities among the fiduciaries named in the Plan or may designate other persons or entities other than named fiduciaries to carry out fiduciary responsibilities.
Any of the fiduciaries of the Plan may, by agreement among themselves, allocate specific responsibilities among themselves or delegate to other persons all or such portion of their fiduciary duties hereunder, as they, in their sole discretion, shall decide, other than those granted to the Trustee under the Trust Agreement. The Company may purchase insurance to cover the potential liability of all persons who serve in a fiduciary capacity (as defined in ERISA or the Plan) with regard to the Plan.
10.02Fiduciary Liability. The Plan Administrator and members of the Investment Committee shall use the degree of care, skill, prudence and diligence in carrying out their duties that a prudent man, acting in a like capacity and familiar with such matters, would use in his conduct of a similar situation.
Except as provided in ERISA, in administering the Plan neither a person designated to act on behalf of the Plan Administrator, nor any member of the Investment Committee, nor any Employer, nor any director, officer or employee thereof, shall be liable for any acts of omission or commission, except for his or its own individual, willful and intentional malfeasance or misfeasance and each Employer, the officers, directors and employees of an Employer or the Company, and any member of the Investment Committee shall be entitled to rely conclusively on all tables, valuations, certificates, opinions and reports which shall be furnished by any actuary, accountant, Trustee, insurance company, counsel or other expert who shall be employed or engaged by the Company, an Employer or the Investment Committee.
10.03Administration of the Plan. The Company shall administer the Plan in accordance with its terms and shall have all the powers necessary to carry out the provisions of the Plan. The

Exhibit 4.1

Company has the discretionary authority to construe and interpret the provisions of the Plan and make factual determinations thereunder, including the power to determine the rights or eligibility of Employees or Participants and any other persons, and the amounts of their benefits under the Plan, and to remedy ambiguities, inconsistencies or omissions or to adjust Account balances or benefit payments in the event of overpayments or underpayments; and such determinations shall be binding on all parties. The Company from time to time may adopt such rules and regulations as may be necessary or desirable for the proper and efficient administration of the Plan and as are consistent with the terms of the Plan. The Company also, from time to time, may appoint such individuals to act as the Company’s representatives as the Company considers necessary or desirable for the efficient administration of the Plan. The Company shall have no fiduciary responsibility relating to the selection of investment funds and all other matters pertaining to the investment and management of Plan assets.
10.04Investment Committee. The Investment Committee will be comprised of the Senior Vice President and Chief Financial Officer of the Company, the Vice President - Treasurer of the Company, and the Senior Vice President - Human Resources and Administration (or such other comparable officers of the Company should the titles of the Company’s officers change) (each, a “Committee Member”).  Each Committee Member may appoint a designee to serve in the Committee Member’s stead. The Investment Committee shall operate in accordance with its charter adopted by it and as may be amended by it from time to time, which charter shall be incorporated into the Plan by this reference.
10.05Delegation. The Plan Administrator and the Investment Committee have the authority to delegate any of their powers or duties to any other person. Any such person may further delegate its powers or duties to another person. Unless otherwise expressly provided, any delegation or subsequent delegation shall include the same full, final and discretionary authority that the delegating party has and any decisions, actions or interpretations made by any delegate shall have the same ultimate binding effect as if made by the delegating entity.
10.06Employment of Agents. The Plan Administrator and the Investment Committee may employ such legal, medical, insurance, accounting, actuarial or other experts as it deems necessary or desirable in its sole discretion, in carrying out the provisions of the Plan.
10.07Action by Employers. Any action required or permitted to be taken by an Employing Unit under the Plan shall be by resolution of its board of directors or any duly authorized officer and any delegates thereof.
10.08Information Required by Company. Each person entitled to benefits under the Plan shall furnish the Company, as Plan Administrator, with such documents, evidence, data or information as the Company considers necessary or desirable for the purpose of administering the Plan. The records of the Company as to an Employee’s or Participant’s period of employment, service, Termination Date and reason therefor, leave of absence, reemployment and compensation/Deferral Pay will be conclusive on all persons unless determined to the Company’s satisfaction to be incorrect.
10.09Review of Benefit Determinations. The Company shall establish a benefits claim procedure. If a claim for benefits is denied, the Company shall provide notice in writing to the Participant or Beneficiary, if appropriate, within 90 days after the claim is filed (plus an additional 90 days if special circumstances necessitate an extension). Such notice shall explain the reasons for the denial, the Plan provisions on which the denial is based and any additional material or information needed to perfect the claim; and shall also set forth the procedure for requesting a review of the claim. Within 75 days of receiving this notice of denial, the Participant may submit a written request for

Exhibit 4.1

review on appeal to the Plan Administrator. The Participant or Beneficiary, if appropriate, also shall be afforded the opportunity to review pertinent documents on which the denial is based and to submit comments and address issues in writing. Within 60 days of receiving such a request for review (or within 120 days, if special circumstances necessitate an extension), the Company shall issue written notice of its decision on the appeal, which notice shall set forth the specific reasons for the decision, including references to the pertinent Plan provisions on which the decision is based. Any claims relating to Disability will be processed in accordance with the procedures described in the Plan’s summary plan description. No individual shall be permitted to file any lawsuit, either in law or equity, until after such individual has exhausted and complied with the claim and appeal provisions herein.
10.10Company’s Decision Final. Subject to applicable law, any interpretation of the provisions of the Plan and any decisions on any matter made by the Company in good faith shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the Company shall make such adjustment on account thereof as it considers equitable and practicable. The Company or its delegate shall have full discretion to determine eligibility for benefits or to interpret the Plan, resolve any disputes arising from Plan language, construe any ambiguous or uncertain terms therein and make all other determinations necessary or advisable for the discharge of its duties under the Plan including but not limited to making findings of facts. As such, benefits will only be paid if the Company determines that a person is entitled to them. Any such determination, interpretation, resolution or construction made by the Company in good faith shall be final and binding on all persons.
10.11Action by Company. Any action required or permitted to be taken by the Company under the Plan shall be by action of its Board of Directors or its delegate or by any duly authorized officer or employee.
10.12Waiver of Notice. Subject to applicable law, any notice required under the Plan may be waived by the person entitled to such notice.
10.13Gender and Number. Where the context admits, words in the masculine gender shall include the feminine and neuter genders, the singular shall include the plural, and the plural shall include the singular.
10.14Controlling Law. Except to the extent superseded by laws of the United States, the laws of the state of New York shall be controlling in all matters relating to the Plan.
10.15Employment Rights. The Plan does not constitute a contract of employment, and participation in the Plan will not give any Employee the right to be retained in the employ of an Employer, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.
10.16Litigation by Participants. If a legal action begun against the Trustee, the Company or an Employer by or on behalf of any person results adversely to that person, or if a legal action arises because of conflicting claims to a Participant’s or other person’s benefits, the cost to the Trustee, the Company or the Employer of defending the action will be charged to the extent permitted by law to the sums, if any, which were involved in the action or were payable to the person concerned.
10.17Interests Not Transferable. The interests of persons entitled to benefits under the Plan are not subject to their debts or other obligations and, except as may be required by the tax withholding provisions of the Code or any state’s income tax act or pursuant to a Qualified Domestic

Exhibit 4.1

Relations Order as defined in Section 414(p) of the Code, may not be voluntarily or involuntarily sold, transferred, alienated, assigned or encumbered.
10.18Absence of Guaranty. The Company does not in any way guarantee the Trust Fund from loss or depreciation. The liability of the Trustee, the Company or the Employers to make any payment under the Plan will be limited to the assets held by the Trustee that are available for that purpose.
10.19Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.
10.20Indemnification. Each officer, director and employee of the Company who has been designated to carry out any fiduciary or administrative responsibility shall be indemnified by the Company against all expenses (including costs and attorneys’ fees) actually and necessarily incurred or paid by that person in connection with the defense of any action, suit or proceeding in any way relating to or arising from the Plan to which that person may be made a party by reason of his or her being or having been so designated or by reason of any action or omission or alleged action or omission by that person in such capacity, and against any amount or amounts which may be paid by that person (other than to the Company) in reasonable settlement of such action, suit or proceeding, where it is in the interest of the Company that such settlement be made. In cases where such action, suit or proceeding shall proceed to final adjudication such indemnification shall not extend to matters as to which it shall be adjudged that such officer, director or employee is liable for negligence or misconduct in the performance of his or her duties as such. The right of indemnification herein provided shall not be exclusive of other rights to which any such officer, director or employee may now or hereafter be entitled, shall continue as to a person who has ceased to be so designated, and shall inure to the benefit of the heirs, executors and administrators of such officer, director or employee.
10.21Unclaimed Distributions. If, within a reasonable period of time after any distribution becomes due to a Participant or Inactive Participant, the same shall not have been claimed, provided due and proper care shall have been exercised by the Trustee and the Employer in attempting to make such distribution, the amount thereof shall be used to reduce Employer Contributions or used to pay expenses of the Plan consistent with Section 10.22. Should a Participant or Inactive Participant, or Alternate Payee subsequently make proper claim for such amount, it will be paid to the Trust Fund by the Employer and distributed in accordance with the terms of the Plan.

10.22	Plan Expenses.

(a)
All reasonable and proper expenses incurred in the administration of the Plan shall be paid from the Trust Fund, unless paid by the Company or the Employing Unit(s); provided, however, the Company or the Employing Unit(s) may pay any of such expenses or reimburse the Trust Fund for any payment, or the Trust Fund may reimburse the Company or the Employing Unit(s) for any payment the Company or the Employing Unit(s) has paid. The payment by the Company or the Employing Unit(s) of any particular expense for a Plan Year shall not be deemed an election to pay that or any other expense in that or any subsequent Plan Year.

(b)	To the extent that expenses are paid from the Trust Fund, the Plan Administrator shall determine how such expenses are to be allocated. Without limitation,

Exhibit 4.1

expenses may be charged directly against individual Participant Accounts, against the assets of investment funds or as otherwise determined by the Plan Administrator. The Plan Administrator is authorized to establish administrative fees which may be charged against a Participant’s Account.

(c)
Without limitation, (i) expenses may be paid from a clearing or other account, and may be accrued for, based on estimated expenses, against the Plan investment funds or Participant Accounts during any period determined by the Plan Administrator, and paid as and when determined by the Plan Administrator, and (ii) amounts accrued during a Plan Year may be used to pay expenses incurred in a prior, current or future Plan Year, and true-ups may be directed by the Plan Administrator from time to time if, to the extent it deems them necessary or desirable.

10.23Disaster Relief. Notwithstanding any provision of the Plan to the contrary, the Plan shall be administered in accordance with the Katrina Emergency Tax Relief Act of 2005 and any related authority promulgated by any United States administrative agency.
10.24Statute of Limitations. After exhausting the Plan’s administrative claim and appeal provisions, and except for claims relating to Disability, an individual wishing to bring a lawsuit in either state or federal court challenging a claim denial must commence the lawsuit no later than six months after the individual receives a final denial letter indicating the individual has exhausted his or her administrative appeals and has the right to file a lawsuit. In addition to this six-month deadline that applies to filing a lawsuit after the claims and appeals procedures are exhausted, a general time limitation shall apply to all lawsuits involving all types of Plan issues except for Disability-related claims. An individual must commence any such lawsuit involving Plan claims no later than two years after the individual first receives information that constitutes a clear repudiation of the rights the individual is seeking to assert (i.e., the underlying event or issue that should have triggered the individual’s awareness that his or her rights under the Plan may have been violated). Although any period of time when an individual’s claim is in the claims procedure described above (i.e., the time between when an individual files a claim for benefits with the Plan Administrator and the time the individual receives a final determination letter from the Plan Administrator) does not count against the two-year period, once the claims procedure process is completed, the two-year period will continue running from the point at which it was tolled.
Legal actions may be brought on a denied Disability claim no later than one year after a final decision is rendered on a claim.
In order to raise an issue in any legal action related to the claim, an individual must have clearly raised such issue during the claims and appeals procedure described above.
10.25Mitigation. In order to mitigate any damages or other negative effects, individuals must always carefully review their account statements, confirmations, payroll records (e.g., for deductions and contributions made to the Plan) and any other records relating to the Plan, and report any discrepancies or other concerns within 30 days of the date of the applicable record through the procedures discussed in the summary plan description. An individual must file a claim under the Plan’s claim procedures if his or her concerns cannot be resolved within this time. Neither the Company, the Plan, the Plan Administrator, nor any of their agents or employees will be responsible for damages or other negative effects caused by an individual’s failure to follow these requirements and procedures.

Exhibit 4.1

ARTICLE XI
AMENDMENT AND TERMINATION
11.01Amendment. While the Company expects and intends to continue the Plan, the Company reserves the right to amend the Plan (in accordance with the procedures set forth in Section 10.11) from time to time, except as follows:

(a)
No amendment shall reduce the value of a Participant’s benefits to less than the amount he would be entitled to receive if he had resigned from the employ of all of the Employers on the date of the amendment; and

(b)
Except as provided elsewhere in the Plan, under no condition shall an amendment result in the return or repayment to any Employer of any part of the Trust Fund or the income from it or result in the distribution of the Trust Fund for the benefit of anyone other than persons entitled to benefits under the Plan. Notwithstanding the foregoing, the Company, or its delegate, shall have the duty and power revise the Plan, Supplements, Exhibits or Appendices, as well as addenda or amendments thereto, to correct errors, including but not limited to scrivener’s errors, to the extent such correction is necessary to reflect the intent of the Plan; provided that such correction shall be applied as if included in the original provisions.

11.02Termination. The Plan will terminate as to all Employers on any date specified by the Company (in accordance with the procedures set forth in Section 10.11). The Plan will terminate as to an individual Employer on the first to occur of the following:

(a)
The date it is terminated by that Employer (in accordance with the procedures set forth in Section 10.07) if 30 days advance written notice of the termination is given to the Company, the Trustee and other Employers.

(b)	The date that Employer is judicially declared bankrupt or insolvent.

(c)	The date that either the Company completely discontinues contributions under the Plan on behalf of that Employer or that Employer completely discontinues contributions under the Plan.

(d)	The dissolution, merger, consolidation or reorganization of that Employer, or the sale by the Company or that Employer of all or substantially all of that Employer’s assets, except that:

(1)
in any such event, arrangements may be made with the consent of the Company whereby the Plan will be continued by any successor to that Employer or any purchaser of all or substantially all of its assets, in which case the successor or purchaser will be substituted for that Employer under the Plan and the Trust Agreement; and

(2)	if an Employer is merged, dissolved, or in any other way reorganized into, or consolidated with, any other Employer, the Plan as applied to the

Exhibit 4.1

former Employer will automatically continue in effect without a termination thereof.
11.03Vesting and Distribution on Termination. On termination or partial termination of the Plan, the date of termination will be a “special accounting date” and, after all adjustments then required have been made, each affected Participant’s benefits will be nonforfeitable and will be distributable to the Participant or his or her beneficiary in accordance with the provisions of Article VIII.
11.04Notice of Amendment or Termination. Participants will be notified of an amendment or termination of the Plan in accordance with applicable law.
11.05Plan Merger, Consolidation, etc.. In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant’s benefits if the Plan terminated immediately after such merger, consolidation or transfer shall be equal to or greater than the benefits he would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation or transfer.
ARTICLE XII
SPECIAL RULES FOR TOP-HEAVY PLANS
12.01Purpose and Effect. The purpose of this Article XII is to comply with the requirements of Section 416 of the Code. The provisions of this Article XII shall be effective for each Plan Year in which the Plan is a “top-heavy plan” within the meaning of Section 416(g) of the Code. Notwithstanding anything to the contrary, the Plan shall be governed by the then in effect Code Section 416 in the event the Plan is a “top-heavy plan” within the meaning of Code Section 416 for any given Plan Year.
12.02Top-Heavy Plan.

(a)
In general, the Plan will be a top-heavy plan for any Plan Year if, as of the last day of the preceding Plan Year (the “determination date”), the present value of accrued benefits of Participants who are key employees (as defined in Section 416(i)(1) of the Code) to the present value of accrued benefits of all Participants exceeds 60% taking into account all distributions made during a 1-year period ending on the most recent determination date and not taking into account any accrued benefit or Account balance of an individual who has not performed services for an Employer during a 1-year period ending on the determination date, except that in the case of a distribution made for a reason other than severance from employment, death or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(b)
Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of Account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been

Exhibit 4.1

aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or Disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(c)
Employees not performing services during year ending on the determination date. The accrued benefits and Accounts of any individual who has not performed services for an Employer during the 1-year period ending on the determination date shall not be taken into account.

(d)
Matching contributions. Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to Employer Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

12.03Key Employee. Key employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of an Employer having annual compensation greater than $175,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning on or after January 1, 2017), a 5-percent owner of an Employer, or a 1-percent owner of an Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. In all cases, the determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.
12.04Minimum Vesting. For any Plan Year in which the Plan is a top-heavy plan, a Participant shall be 100% vested in his or her Employer Contributions after three years of Continuous Service. If the foregoing provisions of this Section 12.04 become effective, and the Plan subsequently ceases to be a top-heavy plan, each Participant who has then completed three or more years of service may elect to continue to have the vested percentage of his or her Employer Contributions determined under the provisions of this Section 12.04.
12.05Minimum Employer Contribution. For any Plan Year in which the Plan is a top-heavy plan, the Employer contributions and forfeitures, if any, credited to each Participant who is not a key employee shall not be less than 3 percent of such Participant’s Compensation for that year. In no event, however, shall the Employer Contribution credited in any year to a Participant who is not a key employee exceed the maximum Employer Contribution credited in that year to a key employee (expressed as percentage of such key employee’s compensation).
12.06Aggregate of Plans. In accordance with Section 416(g)(2) of the Code, other plans maintained by the Employers may be required or permitted to be aggregated with this Plan for purposes of determining whether the Plan is a top-heavy plan.
For purposes of determining whether the Plan is a top-heavy plan for a particular Plan Year, the required aggregation group includes each plan of the Employer in which a key employee participates (in the

Exhibit 4.1

Plan Year containing the determination date or any of the four preceding Plan Years) and each other plan which enables any plan in which a key employee participates during the period tested to meet the requirements of Code Sections 401(a)(4) or 410(b). A permissive aggregation group consists of the plans of the Employer that are required to be aggregated, plus one or more plans of the Employer that are not part of the required aggregation group but that satisfy the requirements of Code Sections 401(a)(4) and 410(b) when considered together with the required aggregation group.
12.07No Duplication of Benefits. If the Employers maintain more than one plan, the minimum Employer Contribution otherwise required under Section 12.05 above may be reduced in accordance with regulations of the Secretary of the Treasury to prevent inappropriate duplication of minimum contributions or benefits.
12.08Adjustment of Combined Benefit Limitations. To the extent required under applicable law only, for any Plan Year in which the Plan is a top-heavy plan, the determination of the defined contribution plan fraction and defined benefit plan fraction in accordance with Section 415 of the Code and Section 1106 of the Tax Reform Act of 1986 shall be adjusted in accordance with the provisions of Section 416(h) of the Code.
12.09Use of Terms. All terms and provisions of the Plan shall apply to this Article XII, except that where the terms and provisions of the Plan and this Article XII conflict, the terms and provisions of this Article XII shall govern.
ARTICLE XIII
HEART ACT PROVISIONS
13.01Death Benefits. Notwithstanding any provision of the Plan to the contrary, in the case of a Participant who dies while performing Qualified Military Service (as defined in Code Section 414(u)), the Participant’s Beneficiary is entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death. The Plan will credit the Participant’s Qualified Military Service as service for purposes of vesting as though the Participant had resumed employment under the Uniformed Services Employment and Reemployment Rights Act (USERRA) immediately prior to the Participant’s death.
13.02Differential Wage Payments. Notwithstanding any provision of the Plan to the contrary, (i) a Participant receiving a differential wage payment (as defined in Code Section 3401(h)(2)) shall be treated as an Employee, (ii) the differential wage payment shall be treated as compensation for Code Section 415(c)(3) purposes and for Treasury Regulations Section 1.415-2(d) purposes, as well as for purposes of determining the Employer Contributions to which the Participant is entitled under the terms of the Plan, and (iii) the Plan shall not be treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment. Section 13.02(iii) will only apply to the extent allowed pursuant to Code Section 414(u)(12)(C).
13.03Severance From Employment. Notwithstanding any provision of the Plan to the contrary (including Section 13.02), for purposes of Code Section 401(k)(2)(B)(i)(I), a Participant shall be treated as having been severed from employment during any period the Participant is performing service in the uniformed services described in Code Section 3401(h)(2)(A). If the Participant chooses to take a distribution from the Plan by reason of the preceding sentence, the Participant shall not be able to make any elective deferral or employee contribution to the Plan during the 6-month period

Exhibit 4.1

beginning on the date of the distribution. To the extent the Participant requests a distribution pursuant to this Section 13.03 that also qualifies as a Qualified Reservist Distribution, the terms of the Plan providing for Qualified Reservist Distributions will govern the distribution, and the 6-month suspension provided under Section 13.03 will not apply.

Exhibit 4.1

GENERAL DYNAMICS CORPORATION 401(k) PLAN 6.0

Supplement A - General Dynamics Land Systems, Inc.

A-1
Purpose, Superseding Provision. The purpose of this Supplement A is to provide for certain Plan provisions for those Eligible Employees of the Employing Units listed on Exhibit A to this Supplement (the “Supplement A Employees”). This Supplement forms a part of the Plan to which it is attached and its terms shall supersede other provisions of the Plan to the extent such other provisions are inconsistent with this Supplement. The terms and provisions of this Supplement are effective for such Supplement A Employees for the applicable time periods indicated in Exhibit A (or as otherwise indicated herein in this Supplement).

A-2
Participant 401(k) Contributions, Roth Elective Deferrals, and After-Tax Contributions. In accordance with Section 4.01 of the Plan, a Supplement A Employee may elect to make 401(k) Contributions in an amount equal to not less than one percent and not more than 50 percent (in multiples of one percent) of his or her Deferral Pay. In accordance with Section 4.03 of the Plan, a Supplement A Employee may also elect to make After-Tax Contributions in an amount equal to not less than one percent and not more than 50 percent (in multiples of one percent) of his or her Deferral Pay. In accordance with Section 4.10 of the Plan, a Supplement A Employee may also elect to make Roth Elective Deferrals in an amount equal to not less than one percent and not more than 50 percent (in multiples of one percent) of his or her Deferral Pay. In no event shall a Supplement A Employee’s 401(k) Contributions, Roth Elective Deferrals and After-Tax Contributions in the aggregate exceed 50 percent of his or her Deferral Pay.

Supplement A Employees that are Highly Compensated Employees may elect to make 401(k) Contributions in an amount equal to not less than one percent and not more than 50 percent (in multiples of one percent) of his or her Deferral Pay, may elect to make After-Tax Contributions in an amount equal to not less than one percent and not more than 50 percent (in multiples of one percent) of his or her Deferral pay, and may also elect to make Roth Elective Deferrals in an amount equal to not less than one percent and not more than 50 percent (in multiples of one percent) of his or her Deferral Pay. In no event shall such Highly Compensated Employees’ 401(k) Contributions, Roth Elective Deferrals and After-Tax Contributions in the aggregate exceed 50 percent of his or her Deferral Pay, or such other limitations as may be imposed by the Plan Administrator from time to time. The Plan Administrator may from time to time change the limitations on contributions that may be made by a Highly Compensated Employee.

A-3	Vesting. If made, any Employer Contributions and earnings specified in Section 7.02(c) of the Plan shall be fully vested in three years of Continuous Service.

A-4
Transfers. Any Supplement A Employee who becomes eligible for the Plan on January 1, 2016, as a result of transfer from the General Dynamics Corporation 401(k) Plan 3.0 shall have his or her elections (including contribution and investment elections) transferred

Exhibit 4.1

to the Plan.

Exhibit 4.1

Exhibit A to Supplement A

Employing Units	Effective Date
General Dynamics Land Systems, Inc. non-represented Employees (excluding General Dynamics Support Services Company)	January 1, 2016
Force Protection, Inc. non-represented Employees (General Dynamics Land Systems - Force Protection Inc.)	January 1, 2016

Exhibit 4.1

GENERAL DYNAMICS CORPORATION 401(k) PLAN 6.0

Supplement B - Gulfstream Aerospace Corporation

B-1
Purpose, Superseding Provision. The purpose of this Supplement B is to provide for certain Plan provisions for those Eligible Employees of the Employing Units listed on Exhibit A to this Supplement (the “Supplement B Employees”). Notwithstanding Section 2.15 of the Plan, Supplement B Employees shall include non-represented employees paid on both an hourly or salaried basis. This Supplement forms a part of the Plan to which it is attached and its terms shall supersede other provisions of the Plan to the extent such other provisions are inconsistent with this Supplement. The terms and provisions of this Supplement are effective for such Supplement B Employees for the applicable time periods indicated in Exhibit A (or as otherwise indicated herein in this Supplement).

B-2
Participant 401(k) Contributions, Roth Elective Deferrals and After-Tax Contributions. In accordance with Section 4.01 of the Plan, a Supplement B Employee may elect to make 401(k) Contributions in an amount equal to not less than one percent and not more than 50 percent (in multiples of one percent) of his or her Deferral Pay. In accordance with Section 4.03 of the Plan, a Supplement B Employee may also elect to make After-Tax Contributions in an amount equal to not less than one percent and not more than 50 percent (in multiples of one percent) of his or her Deferral Pay. In accordance with Section 4.11 of the Plan, a Supplement B Employee may also elect to make Roth Elective Deferrals in an amount equal to not less than one percent and not more than 50 percent (in multiples of one percent) of his or her Deferral Pay. In no event shall a Supplement B Employee’s 401(k) Contributions, Roth Elective Deferrals and After-Tax Contributions in the aggregate exceed 50 percent of his or her Deferral Pay.

Supplement B Employees that are Highly Compensated Employees may elect to make 401(k) Contributions in an amount equal to not less than one percent and not more than 50 percent (in multiples of one percent) of his or her Deferral Pay and may also elect to make After-Tax Contributions in an amount equal to not less than one percent and not more than 50 percent (in multiples of one percent) of his or her Deferral pay and may also elect to make Roth elective deferrals in an amount equal to not less than one percent and not more than 50 percent (in multiples of one percent) of his or her Deferral Pay. In no event shall such Highly Compensated Employees’ 401(k) Contributions, Roth Elective Deferrals and After-Tax Contributions in the aggregate exceed 50 percent of his or her Deferral Pay, or such other limitations as may be imposed by the Plan Administrator from time to time. The Plan Administrator may from time to time change the limitations on contributions that may be made by a Highly Compensated Employee.

B-3	Vesting. If made, any Employer Contributions and earnings specified in Section 7.02(c) of the Plan shall be fully vested in three years of Continuous Service.

B-4	Transfers. Any Supplement B Employee who becomes eligible for the Plan on January 1, 2016, as a result of transfer from the General Dynamics Corporation 401(k) Plan 4.5

Exhibit 4.1

shall have his or her elections (including contribution and investment elections) transferred to the Plan.

Exhibit 4.1

Exhibit A to Supplement B

Employing Units	Effective Date
Gulfstream Aerospace Corporation	January 1, 2016
(non-represented employees who are not accruing credited service under the terms of any defined benefit pension plan sponsored by the Company or any Employing Unit; includes employees who are not accruing credited service, but who are continuing to receive compensation increases under the terms of a defined benefit pension plan)

Exhibit 4.1

GENERAL DYNAMICS CORPORATION 401(k) PLAN 6.0

Supplement C - General Dynamics Corporation (Corporate Office), General Dynamics Shared Resources, Inc. & General Dynamics Properties, Inc.

C-1
Purpose, Superseding Provision. The purpose of this Supplement C is to provide for certain Plan provisions for those Eligible Employees of the Employing Units listed on Exhibit A to this Supplement (the “Supplement C Employees”). This Supplement forms a part of the Plan to which it is attached and its terms shall supersede other provisions of the Plan to the extent such other provisions are inconsistent with this Supplement. The terms and provisions of this Supplement are effective for such Supplement C Employees for the applicable time periods indicated in Exhibit A (or as otherwise indicated herein in this Supplement).

C-2
Participant 401(k) Contributions, Roth Elective Deferrals and After-Tax Contributions. In accordance with Section 4.01 of the Plan, a Supplement C Employee may elect to make 401(k) Contributions in an amount equal to not less than one percent and not more than 50 percent (in multiples of one percent) of his or her Deferral Pay. In accordance with Section 4.03 of the Plan, a Supplement C Employee may also elect to make After-Tax Contributions in an amount equal to not less than one percent and not more than 50 percent (in multiples of one percent) of his or her Deferral Pay. In accordance with Section 4.10 of the Plan, a Supplement C Employee may also elect to make Roth Elective Deferrals in an amount equal to not less than one percent and not more than 50 percent (in multiples of one percent) of his or her Deferral Pay. In no event shall a Supplement C Employee’s 401(k) Contributions, Roth Elective Deferrals and After-Tax Contributions in the aggregate exceed 50 percent of his or her Deferral Pay.

Supplement C Employees that are Highly Compensated Employees may elect to make 401(k) Contributions in an amount equal to not less than one percent and not more than 50 percent (in multiples of one percent) of his or her Deferral Pay and may also elect to make After-Tax Contributions in an amount equal to not less than one percent and not more than 50 percent (in multiples of one percent) of his or her Deferral pay and may also elect to make Roth Elective Deferrals in an amount equal to not less than one percent and not more than 50 percent (in multiples of one percent) of his or her Deferral Pay. In no event shall such Highly Compensated Employees’ 401(k) Contributions, Roth Elective Deferrals and After-Tax Contributions in the aggregate exceed 50 percent of his or her Deferral Pay, or such other limitations as may be imposed by the Plan Administrator from time to time. The Plan Administrator may from time to time change the limitations on contributions that may be made by a Highly Compensated Employee.

C-3
Vesting. In accordance with Section 7.02(c)(1) of the Plan, Supplement C Employees shall become fully vested in all contributions and earnings specified in Section 7.02(c)(1) of the Plan upon the completion of three years of Continuous Service.

Exhibit 4.1

C-4
Transfers. Any Supplement C Employee who becomes eligible for the Plan on January 1, 2017, as a result of transfer from the General Dynamics Corporation 401(k) Plan 4.5 shall have his or her elections (including contribution and investment elections) transferred to the Plan.

Exhibit 4.1

Exhibit A to Supplement C

Employing Unit	Effective Date
General Dynamics Corporation (non-represented Employees)	January 1, 2017
Corporate Office
General Dynamics Shared Resources, Inc. (non-represented Employees)	January 1, 2017
General Dynamics Properties, Inc. (non-represented Employees)	January 1, 2017

[Adopted December 29, 2017]
AMENDMENT TO THE GENERAL DYNAMICS CORPORATION 401(k) PLAN 6.0
Pursuant to the provisions of Section 11.01 of the General Dynamics Corporation 401(k) Plan 6.0 (the “Plan”), the Plan shall be amended as follows effective as of the dates set forth below:

1.	Effective January 1, 2017, the last sentence of Section 2.29 shall be deleted.

2.	Effective January 1, 2017, Section 6.01 shall be amended by deleting the last sentence of the third paragraph and replacing it as follows:
“Notwithstanding anything to the contrary, all non-ESOP contributions to the General Dynamics Stock Fund shall be deemed “non-ESOP” for all average deferral percentage testing and all aggregate contribution testing purposes under the Plan.”

3.	Effective April 1, 2017, Section 4.01 shall be amended by deleting the first sentence and replacing it as follows:
“Subject to the limitations of this Article IV and the remainder of the Plan, each Eligible Employee who becomes a Participant in the Plan pursuant to the automatic enrollment provisions of Section 3.01 of the Plan shall automatically have 6% (for new Eligible Employees on or after April 1, 2017, and 3% for prior periods; or such other percentage as determined by the Plan Administrator) on a before-tax basis to the Plan as soon as administratively possible after the Plan Administrator is notified of such individual’s first day of employment with the Employing Unit or such other automatic enrollment date as described in Section 3.01, unless an election to the contrary is made within thirty days.”

4.	Effective April 1, 2017, the following sentence shall be added at the end of Section 8.11(b):
“The rate of interest on a loan, which is set at the time the loan is made, will remain fixed for the term of the loan.”

5.	Effective April 1, 2017, Section 8.11 shall be amended by deleting the first sentence of the last paragraph and replacing it as follows:
“Participants who are on the active payroll of an Employing Unit may take either two general purpose loans or one general purpose loan and one principal residence loan; provided, however, that beginning April 1, 2017, Participants may not take a new loan of either type within the 30-day period immediately following the repayment in full of an existing loan.”

6.	Effective April 1, 2017, Section 8.13 shall be amended by deleting the last paragraph and replacing it as follows:
“All amounts and/or shares withdrawn shall be drawn from a Participant’s Account in accordance with rules established by the Plan Administrator from time to time. Effective April 1, 2017, eligible withdrawals under this Section 8.13 taken before the Participant’s attainment of age

59½ and consisting of vested non-safe harbor Employer Matching Contributions, Employer Discretionary Contributions, After-Tax Contributions, and the earnings credited thereon, shall be limited to one withdrawal every 180 days. For avoidance of doubt, there shall be no restriction on the number of withdrawals available upon the Participant’s attainment of age 59½ or withdrawals consisting of rollover balances credited pursuant to Section 4.06.”

7.	Effective January 1, 2018, a new Supplement D shall be added as follows:
“Supplement D - Electric Boat Corporation
D-1    Purpose, Superseding Provision. The purpose of this Supplement D is to provide for certain Plan provisions for those Eligible Employees of the Employing Units listed in Exhibit A to this Supplement (the “Supplement D Employees”). This Supplement forms part of the Plan to which it is attached, and its terms shall supersede other provisions of the Plan to the extent such provisions are inconsistent with this Supplement. The terms and provisions of this Supplement are effective for such Supplement D Employees for the applicable time periods indicated in Exhibit A (or as otherwise indicated herein in this Supplement).
D-2    Participant 401(k) Contributions, Roth Elective Deferrals and After-Tax Contributions. In accordance with Section 4.01 of the Plan, a Supplement D Employee may elect to make 401(k) Contributions in an amount equal to not less than one percent and not more than 50 percent (in multiples of one percent) of his or her Deferral Pay. In accordance with Section 4.03 of the Plan, a Supplement D Employee may also elect to make After-Tax Contributions in an amount equal to not less than one percent and not more than 50 percent (in multiples of one percent) of his or her Deferral Pay. In accordance with Section 4.10 of the Plan, a Supplement D Employee may also elect to make Roth Elective Deferrals in an amount equal to not less than one percent and not more than 50 percent (in multiples of one percent) of his or her Deferral Pay. In no event shall a Supplement D Employee’s 401(k) Contributions, Roth Elective Deferrals and After-Tax Contributions in the aggregate exceed 50 percent of his or her Deferral Pay.
Supplement D Employees that are Highly Compensated Employees may elect to make 401(k) Contributions in an amount equal to not less than one percent and not more than 50 percent (in multiples of one percent) of his or her Deferral Pay and may also elect to make After-Tax Contributions in an amount equal to not less than one percent and not more than 50 percent (in multiples of one percent) of his or her Deferral pay and may also elect to make Roth Elective Deferrals in an amount equal to not less than one percent and not more than 50 percent (in multiples of one percent) of his or her Deferral Pay. In no event shall such Highly Compensated Employees’ 401(k) Contributions, Roth Elective Deferrals and After-Tax Contributions in the aggregate exceed 50 percent of his or her Deferral Pay, or such other limitations as may be imposed by the Plan Administrator from time to time. The Plan Administrator may from time to time change the limitations on contributions that may be made by a Highly Compensated Employee.
D-3    Vesting. In accordance with Section 7.02(c)(1) of the Plan, Supplement D Employees shall become fully vested in all contributions and earning specified in Section 7.02(c)(1) of the Plan upon the completion of three years of Continuous Service.

D-4    Transfers. Any Supplement D Employee who becomes eligible for the Plan on January 1, 2018, as a result of transfer from the General Dynamics Corporation 401(k) Plan 5.0 shall have his or her elections (including contribution and investment elections) transferred to the Plan.

Exhibit A to Supplement D
Employing Unit                                Effective Date
Electric Boat Corporation                            January 1, 2018
(non-represented employees, including salaried Quonset Point and Electric Boat Guards, who are not accruing credited service under the terms of any defined benefit pension plan sponsored by the Company or any Employing Unit; includes employees who are not accruing credited service, but who are continuing to receive compensation increases under the terms of a defined benefit pension plan)”

[Adopted July 24, 2018]
AMENDMENT TO THE GENERAL DYNAMICS CORPORATION 401(k) PLAN 6.0
Pursuant to the provisions of Section 11.01 of the General Dynamics Corporation 401(k) Plan 6.0 (the “Plan”), the Plan is amended by replacing the last paragraph of 6.01 with the following, effective as of January 1, 2018:
“The General Dynamics Stock Fund shall be an ESOP to the extent the dividend election of Section 8.14 is available to the assets held in the General Dynamics Stock Fund. All assets are eligible to be invested in the General Dynamics Stock Fund, except that any (i) benefits or contributions that are integrated with Social Security, and (ii) Employer Discretionary Contributions or Non-Contributory Contributions, as described in Section 5.02, that are contributed on or after January 1, 2018, will, in each case not be a part of the ESOP and will not be eligible for the election described in Section 8.14. Notwithstanding anything to the contrary, all non-ESOP contributions to the General Dynamics Stock Fund shall be deemed “non-ESOP” for all average deferral percentage testing and all aggregate contribution testing purposes under the Plan.”

[Adopted December 20, 2018]
AMENDMENT TO THE GENERAL DYNAMICS CORPORATION 401(k) PLAN 6.0
Pursuant to the provisions of Section 11.01 of the General Dynamics Corporation 401(k) Plan 6.0 (the “Plan”), the Plan shall be amended as follows effective as of the dates set forth below:

1.	Effective August 23, 2018, Section 3.01 shall be amended by deleting the third sentence and replacing it as follows:
“Each other Eligible Employee who is hired on or after July 1, 2006 or whose eligibility for the Plan results from an employment transfer from an Affiliated Group Member is immediately eligible to participate and shall automatically become a Participant thirty-five days after the Plan Administrator is notified of such employee’s first day of employment with the Company or transferred eligibility by reason of the automatic deferral described in Section 4.01 of the Plan, unless other elections to either enroll sooner, change the deferral percentage from that described in Section 4.01 of the Plan, or opt out are made by such thirty-fifth day.”

2.	Effective January 1, 2019, a new Section 5.03 will be added as follows, and the remainder of Article V will be renumbered accordingly:
“Nondiscrimination Testing Requirements. Notwithstanding any provision of this Plan to the contrary, if the amount to be allocated to a Participant’s Account as an Employer Discretionary Contribution for any Plan Year would result in the Plan’s failure to satisfy the Nondiscriminatory Classification Test required under Regulation Section 1.410(b)-4 or the Nondiscriminatory Classification Test required as part of the General Nondiscrimination Test performed under Treasury Regulation Section 1.401(a)(4)-2(c), Employer Discretionary Contributions made on behalf of Highly Compensated Employees will be eliminated or reduced in accordance with this Section 5.03.

(a)
Elimination of Nonelective Employer Contributions to Satisfy Nondiscriminatory Classification Test. If it is determined that the Plan Ratio Percentage for the Nonelective Employer Contributions that would otherwise be made for a Plan Year will not equal or exceed the Safe Harbor Percentage for that Plan Year, no Nonelective Employer Contribution will be made for that Plan Year on behalf of Eligible Highly Compensated Employees determined as follows:

(1)
No Nonelective Employer Contributions will be made for the Plan Year for each one or more of the Eligible Highly Compensated Employees who are employed by Advanced Technology Holding, LLC during the Plan Year and whose Testing Compensation for the Plan Year is the highest.

(2)
If the Plan Ratio Percentage for the Nonelective Employer Contributions does not equal or exceed the Safe Harbor Percentage after eliminating the contributions determined pursuant to (1), no Nonelective Employer Contributions will be made for the Plan Year for each one or more of the Eligible Highly Compensated Employees who are employed by Advanced Technology Holding, LLC during the Plan Year and who have the next highest amount of Testing Compensation for the Plan Year. Contributions will be eliminated as described in this provision until the Plan Ratio Percentage for the Nonelective Employer Contributions equals or exceeds the Safe Harbor Percentage for the Plan Year or contributions are eliminated for all Eligible Highly Compensated Employees who are employed by Advanced Technology Holding, LLC during the Plan Year.

(3)
If the Plan Ratio Percentage for the Nonelective Employer Contributions does not equal or exceed the Safe Harbor Percentage after eliminating the contributions determined pursuant to (1) and (2), no Nonelective Employer Contributions will be made for the Plan Year for each one or more of the Eligible Highly Compensated Employees who are not employed by Advanced Technology Holding, LLC during the Plan Year and whose Testing Compensation for the Plan Year is the highest.

(4)
If the Plan Ratio Percentage for the Nonelective Employer Contributions does not equal or exceed the Safe Harbor Percentage after eliminating the contributions determined pursuant to (1), (2), and (3), no Nonelective Employer Contributions will be made for the Plan Year for each one or more of the Eligible Highly Compensated Employees who are not employed by Advanced Technology Holding, LLC during the Plan Year and who have the next highest amount of Testing Compensation for the Plan Year. Contributions will be eliminated as described in this provision until the Plan Ratio Percentage for the Nonelective Employer Contributions equals or exceeds the Safe Harbor Percentage for the Plan Year.

This paragraph (a) will be applied in conjunction with the related provisions of the Applicable Aggregated Plans that require the elimination of Nonelective Employer Contributions in the event that the Plan Ratio Percentage does not equal or exceed the Safe Harbor Percentage for the Plan Year. Pursuant to the provisions of all plans, Nonelective Employer Contributions will be eliminated for each one or more of the Eligible Highly Compensated Employees with the highest amount of Testing Compensation as identified pursuant to this paragraph (a) (or next highest amount of Testing Compensation, as applicable), regardless of whether the Nonelective Employer Contributions would otherwise be made to this Plan, or any of the other Applicable Aggregated Plans.
This paragraph (a) will also be applied by aggregating all plans that are considered an Aggregated Plan for a given Plan Year.

(b)
Reduction of Contributions to Satisfy General Nondiscrimination Test. After any adjustments as described in paragraph (a) are made, if it is determined that the Nonelective Employer Contributions that would otherwise be made for a Plan Year will not satisfy the General Nondiscrimination Test for that Plan Year, Nonelective Employer Contributions will be further reduced pursuant to this paragraph (b) by taking the following steps:

(1)	Identify each Rate Group that has a Ratio Percentage less than the midpoint of the Safe Harbor Percentage and Unsafe Harbor Percentage.

(2)
Identify the Rate Group, selected from the Rate Groups identified in (1), that has the highest midpoint rate, as determined under the grouping rules in Treasury Regulation Section 1.401(a)(4)-2(c)(2)(v).

(3)
Identify the Applicable Highly Compensated Employees whose Allocation Rate does not exceed the range of rates used in forming the Rate Group identified in (2), as determined under the grouping rules in Treasury Regulation Section 1.401(a)(4)-2(c)(2)(v).

(4)
Reduce the Nonelective Employer Contributions that would otherwise be made for the Plan Year for each one or more of the Applicable Highly Compensated Employees identified in (3) who have the highest Allocation Rate. The contributions will be reduced by a dollar amount equal to 10% of the contribution amount that the Applicable Highly Compensated Employee would receive prior to the application of this paragraph (b).

(5)
If after making the reductions determined pursuant to (4) the Ratio Percentage for the Rate Group identified in (2) does not equal or exceed the midpoint of the Safe Harbor Percentage and the Unsafe Harbor Percentage, reduce the Nonelective Employer Contributions that would otherwise be made for the Plan Year for each one or more of the Applicable Highly Compensated Employees identified in (3) who have the next highest Allocation Rate. Reduce these contributions by a dollar amount equal to 10% of the contribution amount that the Applicable Highly Compensated Employee would receive prior to the application of this paragraph (b). Continue to make such reductions in 10% increments with respect to each one or more of the Applicable Highly Compensated Employees identified in (3) who have the next highest Allocation Rate until the Ratio Percentage for the Rate Group equals or exceeds the midpoint of the Safe Harbor Percentage and the Unsafe Harbor Percentage.

(6)
If after making the reductions determined pursuant to (4) and (5) the Nonelective Employer Contributions continue to fail the General Nondiscrimination Test, identify the Rate Group, selected from the Rate Groups identified in (1), that has the next highest midpoint rate, as determined under the grouping rules in Treasury Regulation Sections 1.401(a)(4)-2(c)(2)(v), after taking into account the reductions made pursuant to (4) and (5).

(7)
Identify the Applicable Highly Compensated Employees whose Allocation Rate does not exceed the range of rates used in forming the Rate Group identified in (6), as determined under the grouping rules in Treasury Regulation Sections 1.401(a)(4)-2(c)(2)(v).

(8)
Reduce the Nonelective Employer Contributions that would otherwise be made for the Plan Year for each one or more of the Applicable Highly Compensated Employees identified in (7) who have the highest Allocation Rate. The contributions will be reduced by a dollar amount equal to 10% of the contribution amount that the Applicable Highly Compensated Employee would receive prior to the application of paragraph (b).

(9)
If after making the reductions determined pursuant to (4), (5), and (8) the Ratio Percentage for the Rate Group identified in (6) does not equal or exceed the midpoint of the Safe Harbor Percentage and the Unsafe Harbor Percentage, reduce the Nonelective Employer Contributions that would otherwise be made for the Plan Year for each one or more of the Applicable Highly Compensated Employees identified in (7) who have the next highest Allocation Rate. Reduce these contributions by a dollar amount equal to 10% of the contribution amount that the Applicable Highly Compensated Employee would receive prior to the application of this paragraph (b). Continue to make such reductions in 10% increments with respect to each one or more of the Applicable Highly Compensated Employees identified in (7) who have the next highest Allocation Rate until the Ratio Percentage for the Rate Group equals or exceeds the midpoint of the Safe Harbor Percentage and the Unsafe Harbor Percentage.

(10)
If after making the reductions determined pursuant to (4), (5), (8), and (9) the Nonelective Employer Contributions continue to fail the General Nondiscrimination Test, repeat the process outlined in (6) through (9) for each additional Rate Group until the Nonelective Employer Contributions pass the General Nondiscrimination Test.

This paragraph (b) will be applied in conjunction with the related provisions of the Applicable Aggregated Plans for a Plan Year that require the reduction of Nonelective Employer Contributions in the event those contributions fail to satisfy the General Nondiscrimination Test for the Plan Year. Pursuant to the provisions of all plans, Nonelective Employer Contributions will be reduced for each one or more of the Applicable Highly Compensated Employees with the highest Allocation Rate (or next highest Allocation Rate, as applicable), regardless of whether the Nonelective Employer Contributions are made to this Plan, or any of the other Applicable Aggregated Plans for that Plan Year.
This paragraph (b) will also be applied by aggregating all plans that are considered an Aggregated Plan for a given Plan Year.

(c)
Testing Data. In accordance with IRS Revenue Procedure 93-42, the substantiation guidelines will apply, and the most readily available and reasonable data will be used in testing. Data will include all employees of the Controlled Group who are active at any time during the Plan Year under the annual testing option described in Treasury Regulation Section 1.410(b)-8(a)(4). Notwithstanding the preceding sentence, employees will not be taken into account if they do not meet the minimum age and service eligibility conditions permissible under Code Section 410(a)(1) or are otherwise excludable in accordance with Code Section 410(b).

(d)
Definitions. Whenever used in this Section 5.03, the following terms will have the meanings set forth below unless otherwise expressly provided. Any other capitalized terms in this Section 5.03 will have the meanings set forth in the other provisions of the Plan.

“Aggregated Plan” means the Nonelective Employer Contribution components of the following plans: for Plan Years after 2018, this Plan, the ATH Retirement Plan and Trust, the General Dynamics 4.5 Plan, the General Dynamics 5.0 Plan, and the Praxis Plan,

which, in each case for a particular Plan Year, will be aggregated for purposes of performing the nondiscrimination tests described in this Section 5.03.
“Allocation Rate” means the percentage (rounded to the nearest hundredth of a percentage point) determined by dividing an employee’s Nonelective Employer Contribution for the Plan Year by the employee’s Testing Compensation for the same Plan Year and by adjusting for permitted disparity as determined pursuant to Treasury Regulation Section 1.401(a)(4)-7(b).
“Applicable Aggregated Plans” means the Nonelective Employer Contribution components of the following plans: for Plan Years after 2018, this Plan, the ATH Retirement Plan and Trust, the General Dynamics 5.0 Plan, the General Dynamics 4.5 Plan, and the Praxis Plan.
“Applicable Highly Compensated Employee” means each Highly Compensated Employee receiving a Nonelective Employer Contribution under the Aggregated Plan for the Plan Year.
“Controlled Group” means the Employer and any corporation, trade or business, or other entity that must be treated as a single employer with the Employer pursuant to Code Section 414(b), (c), (m), or (o).
“Eligible Highly Compensated Employee” means each Highly Compensated Employee who would be entitled to receive a Nonelective Employer Contribution under the Aggregated Plan for the Plan Year if the provisions of this Section 5.03 did not apply.
“General Dynamics 4.5 Plan” means the General Dynamics Corporation 401(k) Plan 4.5 (previously known as the General Dynamics Corporation Savings and Stock Investment Plan (Plan 4.5)) (or any successor plan thereto).
“General Dynamics 5.0 Plan” means the General Dynamics Corporation 401(k) Plan 5.0 (previously known as the General Dynamics Corporation Savings and Stock Investment Plan (Plan 4.5)) (or any successor plan thereto).
“General Nondiscrimination Test” means that, with respect to a Plan Year, each Rate Group has a Ratio Percentage that is greater than or equal to the midpoint of the Safe Harbor Percentage and the Unsafe Harbor Percentage. The General Nondiscrimination Test will be performed on a contributions basis as described in Treasury Regulation Section 1.401(a)(4)-2(c).
“Nonelective Employer Contribution” means for a given Plan Year the following amounts, to the extent included in the Aggregated Plan for that Plan Year: the “Employer Discretionary Contribution” made pursuant to Section 5.02 of the ATH Retirement Plan and Trust, the Employer Discretionary Contribution made pursuant to Section 5.02 of this Plan, the “Employer Discretionary Contribution” made pursuant to Section 5.02 of the General Dynamics 4.5 Plan, the “Employer Discretionary Contribution” made pursuant to Section 5.02 of the General Dynamics 5.0 Plan, the “Employer Profit Sharing Contribution” made pursuant to Section 29 of the Praxis Plan Adoption Agreement, and any other nonelective employer contribution made to the plans in the Aggregated Plan for that Plan Year.

“Non-highly Compensated Employee Concentration Percentage” means the percentage of all employees of the Controlled Group who are not Highly Compensated Employees.
“Percentage of Highly Compensated Employees” means the percentage (rounded to the nearest hundredth of a percentage point) determined by dividing the number of Applicable Highly Compensated Employees in a Rate Group by the total number of Highly Compensated Employees in the Controlled Group.
“Percentage of non-Highly Compensated Employees” means the percentage (rounded to the nearest hundredth of a percentage point) determined by dividing the number of non-Highly Compensated Employees in a Rate Group by the total number of non-Highly Compensated Employees in the Controlled Group.
“Plan Ratio Percentage” means the ratio percentage for the component of the Aggregated Plan that provides for nonelective employer contributions, as defined in Treasury Regulation Section 1.410(b)-9.
“Praxis Plan” means the Praxis Engineering Technologies, Inc. 401(k) Plan (or any successor plan thereto).
“Rate Group” means, with respect to each Applicable Highly Compensated Employee receiving a Nonelective Employer Contribution, the group consisting of all employees who have an Allocation Rate greater than or equal to the Allocation Rate of such Applicable Highly Compensated Employee. The option providing for grouping of Allocation Rates will be allowed to the maximum extent available under Treasury Regulation Section 1.401(a)(4)-2(c)(2)(v).
“Ratio Percentage” means, with respect to each Rate Group, the percentage determined by dividing the Percentage of non-Highly Compensated Employees in the Rate Group by the Percentage of Highly Compensated Employees in the Rate Group.
“Safe Harbor Percentage” means 50%, reduced by three-fourths of a percentage point for each whole percentage point by which the Non-highly Compensated Employee Concentration Percentage exceeds 60%.
“Testing Age” means age 65 (or the employee’s actual age as of the last day of the Plan Year, if older).
“Testing Compensation” means the compensation that is or would be used to calculate the amount of an employee’s Employer Discretionary Contribution under the Plan. Solely for purposes of Section 5.03(a), Testing Compensation will be determined before application of the annual compensation limit in Code Section 401(a)(17).
“Unsafe Harbor Percentage” means 40%, reduced by three-fourths of a percentage point for each whole percentage point by which the Non-highly Compensated Employee Concentration Percentage exceeds 60%, but in no event less than 20%.”

3.	Effective January 1, 2019, a new Section 5.08 shall be added as follows:
“Inclusion of Ineligible Employees. In accordance with applicable law and the terms of the Plan, if any individual who is not a Participant is erroneously treated as a Participant during a Plan Year, then notwithstanding anything to the contrary, such individual shall not be eligible to retain any portion of any contribution erroneously allocated to his Account.”

4.	Effective January 1, 2019, a new Section 5.09 shall be added as follows:
“Exclusion of Eligible Participants. In accordance with applicable law and the terms of the Plan, if in any Plan Year, any Participant is erroneously excluded and discovery of such exclusion is not made until after an applicable contribution should have been made and allocated, then the Company must contribute for the excluded Participant the amount, including earnings thereon, which the Company would have contributed for the Participant.”

5.	Effective January 1, 2019, Section 8.11 shall be amended by deleting the second paragraph and replacing it as follows:
“If, on a Participant’s Termination Date, any loan or portion of a loan made to him under the Plan, together with the accrued interest thereon, remains unpaid, an amount equal to such loan or any part thereof, together with the accrued interest thereon, shall be charged to the Participant’s Accounts after all other adjustments required under the Plan, but before any distribution pursuant to Article VIII. The foregoing shall not apply to a Participant during a period in which he is laid off, provided he elects to continue loan payments. Participants with a Disability, Participants who are receiving short-term disability benefits from their Employing Unit or Participants who are on a Company-approved leave of absence may make loan repayments for the duration of such disability or leave. Moreover, at the discretion of the Plan Administrator, the foregoing loan rules may be modified in accordance with the terms of any applicable corporate sale, outsourcing or other similar agreement affecting Participants who are part of affected Employing Units and such Participants may be permitted to make loan repayments under such terms and conditions as the Plan Administrator determines. If a Participant is terminated and requests a lump sum distribution while a loan remains unpaid, such loan will be immediately foreclosed and treated as a taxable event.”

6.	Effective January 1, 2019, the first paragraph of Section 8.12 shall be deleted in its entirety and replaced as follows:
“Hardship Withdrawal of Compensation Deferral Contributions. Subject to the following provisions of this Section 8.12, a Participant may elect to withdraw in the following order, all or any portion of his or her After-Tax Contributions, if any, as well as Rollover Contributions, vested Employer Matching Contributions (other than “safe harbor” Employer Matching Contributions and any earnings thereon), vested Employer Discretionary Contributions, 401(k) Contributions (including earnings thereon) and Roth Elective Deferrals, provided that the withdrawal is necessary in light or immediate and heavy financial needs of the Participant. Such a withdrawal shall be in an amount that is no less than $500, and in no event shall such a withdrawal exceed the amount required to meet this immediate financial need, after seeking amounts reasonably available from other resources of the Participant (including, pursuant to rules established by the Plan Administrator, electing to receive dividends in cash as described in Section 8.14, and all other distributions (other than non-taxable loans) currently available under the Plan). Each such election shall be filed with the Plan Administrator or its agent at such time and in such manner as the Plan Administrator shall determine, and shall be effective in accordance with such rules as the Plan Administrator shall establish and publish from time to time. Consistent with Treasury

Regulation Section 1.401(k)-1(d), immediate and heavy financial needs are limited to amounts necessary for:”

7.	Effective January 1, 2019, a new Supplement E shall be added as follows:
“Supplement E - General Dynamics Mission Systems, Inc., General Dynamics SATCOM Technologies, Inc., and General Dynamics Global Imaging Technologies, Inc.
E-1    Purpose, Superseding Provision. The purpose of this Supplement E is to provide for certain Plan provisions for those Eligible Employees of the Employing Units listed in Exhibit A to this Supplement (the “Supplement E Employees”). This Supplement forms part of the Plan to which it is attached, and its terms shall supersede other provisions of the Plan to the extent such provisions are inconsistent with this Supplement. The terms and provisions of this Supplement are effective for such Supplement E Employees for the applicable time periods indicated in Exhibit A (or as otherwise indicated herein in this Supplement).
E-2    Participant 401(k) Contributions, Roth Elective Deferrals and After-Tax Contributions. In accordance with Section 4.01 of the Plan, a Supplement E Employee may elect to make 401(k) Contributions in an amount equal to not less than one percent and not more than 50 percent (in multiples of one percent) of his or her Deferral Pay. In accordance with Section 4.03 of the Plan, a Supplement E Employee may also elect to make After-Tax Contributions in an amount equal to not less than one percent and not more than 50 percent (in multiples of one percent) of his or her Deferral Pay. In accordance with Section 4.10 of the Plan, a Supplement E Employee may also elect to make Roth Elective Deferrals in an amount equal to not less than one percent and not more than 50 percent (in multiples of one percent) of his or her Deferral Pay. In no event shall a Supplement E Employee’s 401(k) Contributions, Roth Elective Deferrals and After-Tax Contributions in the aggregate exceed 50 percent of his or her Deferral Pay.
Supplement E Employees that are Highly Compensated Employees may elect to make 401(k) Contributions in an amount equal to not less than one percent and not more than 50 percent (in multiples of one percent) of his or her Deferral Pay and may also elect to make After-Tax Contributions in an amount equal to not less than one percent and not more than 50 percent (in multiples of one percent) of his or her Deferral pay and may also elect to make Roth Elective Deferrals in an amount equal to not less than one percent and not more than 50 percent (in multiples of one percent) of his or her Deferral Pay. In no event shall such Highly Compensated Employees’ 401(k) Contributions, Roth Elective Deferrals and After-Tax Contributions in the aggregate exceed 50 percent of his or her Deferral Pay, or such other limitations as may be imposed by the Plan Administrator from time to time. The Plan Administrator may from time to time change the limitations on contributions that may be made by a Highly Compensated Employee.
E-3    Vesting. In accordance with Section 7.02(c)(1) of the Plan, Supplement E Employees shall become fully vested in all contributions and earnings specified in Section 7.02(c)(1) of the Plan upon the completion of three years of Continuous Service, except as otherwise set forth in this Supplement E.
E-4    Transfers. Any Supplement E Employee who becomes eligible for the Plan on January 1, 2019, as a result of transfer from the General Dynamics Corporation 401(k) Plan

4.5 shall have his or her elections (including contribution and investment elections) transferred to the Plan.
E-5     Janteq, Inc. 401(k) Profit Sharing Plan. Effective January 1, 2019, the Janteq, Inc. 401(k) Profit Sharing Plan is merged with and into this Plan. In addition to the definition of “Continuous Service” set forth in Section 7.02(d) of the Plan, for Supplement E Employees, “Continuous Service” shall also include service earned under the Janteq, Inc. 401(k) Profit Sharing Plan to the extent such recognition does not result in duplication of service for any time period. Each participant for whom the method of crediting Continuous Service is changed from the hours of service crediting method in the Janteq, Inc. 401(k) Profit Sharing Plan to the method described in Section 7.02(d) shall have his Continuous Service determined in the manner set forth in Section 1.410(a)-7(f)(1) of the Treasury Regulations.
E-6    GPS Source 401(k) Plan. Effective January 1, 2019, the GPS Source 401(k) Plan is merged with and into this Plan. In addition to the definition of “Continuous Service” set forth in Section 7.02(d) of the Plan, for Supplement E Employees, “Continuous Service” shall also include service earned under the Janteq, Inc. 401(k) Profit Sharing Plan to the extent such recognition does not result in duplication of service for any time period. Each participant for whom the method of crediting Continuous Service is changed from the hours of service crediting method in the Janteq, Inc. 401(k) Profit Sharing Plan to the method described in Section 7.02(d) shall have his Continuous Service determined in the manner set forth in Section 1.410(a)-7(f)(1) of the Treasury Regulations. Profit sharing contributions transferred from the GPS Source 401(k) Plan shall vest as follows:

Years of Continuous Service	Vested Percentage
Less than 2	0%
At least 2, but less than 3	20%
At least 3, but less than 4	40%
At least 4, but less than 5	60%
At least 5, but less than 6	80%
6 or more	100%
Exhibit A to Supplement E

Employing Unit	Effective Date
General Dynamics Mission Systems,
General Dynamics SATCOM Technologies, Inc., and
General Dynamics Global Imaging Technologies, Inc.	January 1, 2019”

8.	Effective January 1, 2019, a new Supplement F shall be added as follows:
“Supplement F - Bath Iron Works Corporation
F-1    Purpose, Superseding Provision. The purpose of this Supplement F is to provide for certain Plan provisions for those Eligible Employees of the Employing Units listed in Exhibit A to this Supplement (the “Supplement F Employees”). This Supplement forms part of the Plan to which it is attached, and its terms shall supersede other provisions of the Plan to the extent such provisions are inconsistent with this Supplement. The terms and provisions of this Supplement are effective for such Supplement F Employees for the applicable time periods indicated in Exhibit A (or as otherwise indicated herein in this Supplement).
F-2    Participant 401(k) Contributions, Roth Elective Deferrals and After-Tax Contributions. In accordance with Section 4.01 of the Plan, a Supplement F Employee may elect to make 401(k) Contributions in an amount equal to not less than one percent and not more than 50 percent (in multiples of one percent) of his or her Deferral Pay. In accordance with Section 4.03 of the Plan, a Supplement F Employee may also elect to make After-Tax Contributions in an amount equal to not less than one percent and not more than 50 percent (in multiples of one percent) of his or her Deferral Pay. In accordance with Section 4.10 of the Plan, a Supplement F Employee may also elect to make Roth Elective Deferrals in an amount equal to not less than one percent and not more than 50 percent (in multiples of one percent) of his or her Deferral Pay. In no event shall a Supplement F Employee’s 401(k) Contributions, Roth Elective Deferrals and After-Tax Contributions in the aggregate exceed 50 percent of his or her Deferral Pay.
Supplement F Employees that are Highly Compensated Employees may elect to make 401(k) Contributions in an amount equal to not less than one percent and not more than 50 percent (in multiples of one percent) of his or her Deferral Pay and may also elect to make After-Tax Contributions in an amount equal to not less than one percent and not more than 50 percent (in multiples of one percent) of his or her Deferral pay and may also elect to make Roth Elective Deferrals in an amount equal to not less than one percent and not more than 50 percent (in multiples of one percent) of his or her Deferral Pay. In no event shall such Highly Compensated Employees’ 401(k) Contributions, Roth Elective Deferrals and After-Tax Contributions in the aggregate exceed 50 percent of his or her Deferral Pay, or such other limitations as may be imposed by the Plan Administrator from time to time. The Plan Administrator may from time to time change the limitations on contributions that may be made by a Highly Compensated Employee.
F-3    Non-Contributory Retirement Contribution. In accordance with Section 5.02 of the Plan, the Company in its discretion may annually contribute amounts to the Accounts of eligible Supplement F Employees (“Non-Contributory Contributions”). Such eligible Supplement F Employees will receive a proportionate share of such contributions based on the following allocation formula: each eligible Supplement F Employee’s Deferral Pay received from the Employing Unit over the total Deferral Pay received from the Employing Unit of all Supplement F Employees eligible to receive a Non-Contributory Contribution.
The Non-Contributory Contributions, if made, shall be credited to the eligible Supplement F Employee’s Accounts on an annual basis as prescribed by the Plan Administrator.
The timing and determination of such Non-Contributory Contributions shall be made at the sole discretion of the Plan Administrator and need not be the same as other Employing Units. Supplement D Employees shall become fully vested in their Non-Contributory Contributions and earnings thereon upon the completion of three years of Continuous Service.
F-4    Vesting. In accordance with Section 7.02(c)(1) of the Plan, Supplement F Employees shall become fully vested in all contributions and earnings specified in Section 7.02(c)(1) of the Plan upon the completion of three years of Continuous Service.

F-5    Transfers. Any Supplement F Employee who becomes eligible for the Plan on January 1, 2019, as a result of transfer from the General Dynamics Corporation 401(k) Plan 5.0 shall have his or her elections (including contribution and investment elections) transferred to the Plan.

Exhibit A to Supplement F

Employing Unit	Effective Date
Bath Iron Works Corporation	January 1, 2019”

[Adopted December 20, 2018]
MERGER OF THE
GPS SOURCE 401(k) PLAN
INTO THE
GENERAL DYNAMICS CORPORATION 401(k) PLAN 6.0

Effective as of January 1, 2019, the GPS Source 401(k) Plan (the “GPS Plan”) shall be merged with and into the General Dynamics Corporation 401(k) Plan 6.0 (the “GD 6.0 Plan”). Immediately thereafter, the terms of the GPS Plan shall be deleted in their entirety. Affected participants and their merged funds shall be governed by the terms of Supplement E of the 6.0 Plan.

[Adopted December 20, 2018]
MERGER OF THE
JANTEQ, INC. 401(k) PROFIT SHARING PLAN
INTO THE
GENERAL DYNAMICS CORPORATION 401(k) PLAN 6.0

Effective as of January 1, 2019, the Janteq, Inc. 401(k) Profit Sharing Plan (the “Janteq Plan”) shall be merged with and into the General Dynamics Corporation 401(k) Plan 6.0 (the “GD 6.0 Plan”). Immediately thereafter, the terms of the Janteq Plan shall be deleted in their entirety. Affected participants and their merged funds shall be governed by the terms of Supplement E of the 6.0 Plan.

[Adopted December 20, 2019]
AMENDMENT TO THE GENERAL DYNAMICS CORPORATION 401(k) PLAN 6.0
Pursuant to the provisions of Section 11.01 of the General Dynamics Corporation 401(k) Plan 6.0 (the “Plan”), the Plan shall be amended as follows effective as of the dates set forth below:

1.	Effective January 1, 2019, Section 5.03 shall be deleted in its entirety and replaced as follows:
“5.03 Nondiscrimination Testing Requirements. Notwithstanding any provision of this Plan to the contrary, if the amount to be allocated to a Participant’s Account as an Employer Discretionary Contribution for any Plan Year would result in the Plan’s failure to satisfy the Nondiscriminatory Classification Test required under Regulation Section 1.410(b)-4 or the Nondiscriminatory Classification Test required as part of the General Nondiscrimination Test performed under Treasury Regulation Section 1.401(a)(4)-2(c), Employer Discretionary Contributions made on behalf of Highly Compensated Employees will be eliminated or reduced in accordance with this Section 5.03.

(a)
Elimination of Nonelective Employer Contributions to Satisfy Nondiscriminatory Classification Test. If it is determined that the Plan Ratio Percentage for the Nonelective Employer Contributions that would otherwise be made for a Plan Year will not equal or exceed the Safe Harbor Percentage for that Plan Year, no Nonelective Employer Contribution will be made for that Plan Year on behalf of Eligible Highly Compensated Employees determined as follows:

(1)
No Nonelective Employer Contributions will be made for the Plan Year for each one or more of the Eligible Highly Compensated Employees who are employed by Advanced Technology Holding, LLC during the Plan Year and whose Testing Compensation for the Plan Year is the highest.

(2)
If the Plan Ratio Percentage for the Nonelective Employer Contributions does not equal or exceed the Safe Harbor Percentage after eliminating the contributions determined pursuant to (1), no Nonelective Employer Contributions will be made for the Plan Year for each one or more of the Eligible Highly Compensated Employees who are employed by Advanced Technology Holding, LLC during the Plan Year and who have the next highest amount of Testing Compensation for the Plan Year. Contributions will be eliminated as described in this provision until the Plan Ratio Percentage for the Nonelective Employer Contributions equals or exceeds the Safe Harbor Percentage for the Plan Year or contributions are eliminated for all Eligible Highly Compensated Employees who are employed by Advanced Technology Holding, LLC during the Plan Year.

(3)
If the Plan Ratio Percentage for the Nonelective Employer Contributions does not equal or exceed the Safe Harbor Percentage after eliminating the contributions determined pursuant to (1) and (2), no Nonelective Employer Contributions will be made for the Plan Year for each one or more of the Eligible Highly Compensated Employees who are not employed by Advanced Technology Holding, LLC during the Plan Year and whose Testing Compensation for the Plan Year is the highest.

(4)
If the Plan Ratio Percentage for the Nonelective Employer Contributions does not equal or exceed the Safe Harbor Percentage after eliminating the contributions determined pursuant to (1), (2), and (3), no Nonelective Employer Contributions will be made for the Plan Year for each one or more of the Eligible Highly Compensated Employees who are not employed by Advanced Technology Holding, LLC during the Plan Year and who have the next highest amount of Testing Compensation for the Plan Year. Contributions will be eliminated as described in this provision until the Plan Ratio Percentage for the Nonelective Employer Contributions equals or exceeds the Safe Harbor Percentage for the Plan Year.

This paragraph (a) will be applied in conjunction with the related provisions of the Applicable Aggregated Plans that require the elimination of Nonelective Employer Contributions in the event that the Plan Ratio Percentage does not equal or exceed the Safe Harbor Percentage for the Plan Year. Pursuant to the provisions of all plans, Nonelective Employer Contributions will be eliminated for each one or more of the Eligible Highly Compensated Employees with the highest amount of Testing Compensation as identified pursuant to this paragraph (a) (or next highest amount of Testing Compensation, as applicable), regardless of whether the Nonelective Employer Contributions would otherwise be made to this Plan, or any of the other Applicable Aggregated Plans.
This paragraph (a) will also be applied by aggregating all plans that are considered an Aggregated Plan for a given Plan Year.

(b)
Reduction of Contributions to Satisfy General Nondiscrimination Test. After any adjustments as described in paragraph (a) are made, if it is determined that the Nonelective Employer Contributions that would otherwise be made for a Plan Year will not satisfy the General Nondiscrimination Test for that Plan Year, Nonelective Employer Contributions will be further reduced pursuant to this paragraph (b) by taking the following steps:

(1)	Identify each Rate Group that has a Ratio Percentage less than the midpoint of the Safe Harbor Percentage and Unsafe Harbor Percentage.

(2)
Identify the Rate Group, selected from the Rate Groups identified in (1), that has the highest midpoint rate, as determined under the grouping rules in Treasury Regulation Section 1.401(a)(4)-2(c)(2)(v).

(3)
Identify the Applicable Highly Compensated Employees whose Allocation Rate does not exceed the range of rates used in forming the Rate Group identified in (2), as determined under the grouping rules in Treasury Regulation Section 1.401(a)(4)-2(c)(2)(v).

(4)
Reduce the Nonelective Employer Contributions that would otherwise be made for the Plan Year for each one or more of the Applicable Highly Compensated Employees identified in (3) who have the highest Allocation Rate. The contributions will be reduced by a dollar amount equal to 10% of the contribution amount that the Applicable Highly Compensated Employee would receive prior to the application of this paragraph (b).

(5)
If after making the reductions determined pursuant to (4) the Ratio Percentage for the Rate Group identified in (2) does not equal or exceed the midpoint of the Safe Harbor Percentage and the Unsafe Harbor Percentage, reduce the Nonelective Employer Contributions that would otherwise be made for the Plan Year for each one or more of the Applicable Highly Compensated Employees identified in (3) who have the next highest Allocation Rate. Reduce these contributions by a dollar amount equal to 10% of the contribution amount that the Applicable Highly Compensated Employee would receive prior to the application of this paragraph (b). Continue to make such reductions in 10% increments with respect to each one or more of the Applicable Highly Compensated Employees identified in (3) who have the next highest Allocation Rate until the Ratio Percentage for the Rate Group equals or exceeds the midpoint of the Safe Harbor Percentage and the Unsafe Harbor Percentage.

(6)
If after making the reductions determined pursuant to (4) and (5) the Nonelective Employer Contributions continue to fail the General Nondiscrimination Test, identify the Rate Group, selected from the Rate Groups identified in (1), that has the next highest midpoint rate, as determined under the grouping rules in Treasury Regulation Section~~s~~ 1.401(a)(4)-2(c)(2)(v), after taking into account the reductions made pursuant to (4) and (5).

(7)
Identify the Applicable Highly Compensated Employees whose Allocation Rate does not exceed the range of rates used in forming the Rate Group identified in (6), as determined under the grouping rules in Treasury Regulation Section~~s~~ 1.401(a)(4)-2(c)(2)(v).

(8)
Reduce the Nonelective Employer Contributions that would otherwise be made for the Plan Year for each one or more of the Applicable Highly Compensated Employees identified in (7) who have the highest Allocation Rate. The contributions will be reduced by a dollar amount equal to 10% of the contribution amount that the Applicable Highly Compensated Employee would receive prior to the application of paragraph (b).

(9)
If after making the reductions determined pursuant to (4), (5), and (8) the Ratio Percentage for the Rate Group identified in (6) does not equal or exceed the midpoint of the Safe Harbor Percentage and the Unsafe Harbor Percentage, reduce the Nonelective Employer Contributions that would otherwise be made for the Plan Year for each one or more of the Applicable Highly Compensated Employees identified in (7) who have the next highest Allocation Rate. Reduce these contributions by a dollar amount equal to 10% of the contribution amount that the Applicable Highly Compensated Employee would receive prior to the application of this paragraph (b). Continue to make such reductions in 10% increments with respect to each one or more of the Applicable Highly Compensated Employees identified in (7) who have the next highest Allocation Rate until the Ratio Percentage for the Rate Group equals or exceeds the midpoint of the Safe Harbor Percentage and the Unsafe Harbor Percentage.

(10)
If after making the reductions determined pursuant to (4), (5), (8), and (9) the Nonelective Employer Contributions continue to fail the General Nondiscrimination Test, repeat the process outlined in (6) through (9) for each additional Rate Group until the Nonelective Employer Contributions pass the General Nondiscrimination Test.

This paragraph (b) will be applied in conjunction with the related provisions of the Applicable Aggregated Plans for a Plan Year that require the reduction of Nonelective Employer Contributions in the event those contributions fail to satisfy the General Nondiscrimination Test for the Plan Year. Pursuant to the provisions of all plans, Nonelective Employer Contributions will be reduced for each one or more of the Applicable Highly Compensated Employees with the highest Allocation Rate (or next highest Allocation Rate, as applicable), regardless of whether the Nonelective Employer Contributions are made to this Plan, or any of the other Applicable Aggregated Plans for that Plan Year.
This paragraph (b) will also be applied by aggregating all plans that are considered an Aggregated Plan for a given Plan Year.

(c)
Testing Data. In accordance with IRS Revenue Procedure 93-42, the substantiation guidelines will apply, and the most readily available and reasonable data will be used in testing. Data will include all employees of the Controlled Group who are active at any time during the Plan Year under the annual testing option described in Treasury Regulation Section 1.410(b)-8(a)(4). Notwithstanding the preceding sentence, employees will not be taken into account if they do not meet the minimum age and service eligibility conditions permissible under Code Section 410(a)(1) , and the provisions of this Section 5.03 applied separately for any treated as otherwise excludable in accordance with Code Section 410(b).

(d)
Definitions. Whenever used in this Section 5.03, the following terms will have the meanings set forth below unless otherwise expressly provided. Any other capitalized terms in this Section 5.03 will have the meanings set forth in the other provisions of the Plan.

“Aggregated Plan” means the Nonelective Employer Contribution components of the following plans: for Plan Years after 2018, this Plan, the ATH Retirement Plan and Trust, the General Dynamics 4.5 Plan, the General Dynamics 5.0 Plan, the Praxis Plan, and the VRL Plan, which, in each case for a particular Plan Year, will be aggregated for purposes of performing the nondiscrimination tests described in this Section 5.03.
“Allocation Rate” means the percentage (rounded to the nearest hundredth of a percentage point) determined by dividing an employee’s Nonelective Employer Contribution for the Plan Year by the employee’s Testing Compensation for the same Plan Year and by adjusting for permitted disparity as determined pursuant to Treasury Regulation Section 1.401(a)(4)-7(b).
“Applicable Aggregated Plans” means the Nonelective Employer Contribution components of the following plans: for Plan Years after 2018, this Plan, the ATH Retirement Plan and Trust, the General Dynamics 5.0 Plan, the General Dynamics 4.5 Plan, the Praxis Plan, and the VRL Plan.

“Applicable Highly Compensated Employee” means each Highly Compensated Employee receiving a Nonelective Employer Contribution under the Aggregated Plan for the Plan Year.
“Controlled Group” means the Employer and any corporation, trade or business, or other entity that must be treated as a single employer with the Employer pursuant to Code Section 414(b), (c), (m), or (o).
“Eligible Highly Compensated Employee” means each Highly Compensated Employee who would be entitled to receive a Nonelective Employer Contribution under the Aggregated Plan for the Plan Year if the provisions of this Section 5.03 did not apply.
“General Dynamics 4.5 Plan” means the General Dynamics Corporation 401(k) Plan 4.5 (previously known as the General Dynamics Corporation Savings and Stock Investment Plan (Plan 4.5)) (or any successor plan thereto).
“General Dynamics 5.0 Plan” means the General Dynamics Corporation 401(k) Plan 5.0 (previously known as the General Dynamics Corporation Savings and Stock Investment Plan (Plan 5.0)) (or any successor plan thereto).
“General Nondiscrimination Test” means that, with respect to a Plan Year, each Rate Group has a Ratio Percentage that is greater than or equal to the midpoint of the Safe Harbor Percentage and the Unsafe Harbor Percentage. The General Nondiscrimination Test will be performed on a contributions basis as described in Treasury Regulation Section 1.401(a)(4)-2(c).
“Nonelective Employer Contribution” means for a given Plan Year the following amounts, to the extent included in the Aggregated Plan for that Plan Year: the “Employer Discretionary Contribution” made pursuant to Section 5.02 of the ATH Retirement Plan and Trust, the Employer Discretionary Contribution made pursuant to Section 5.02 of this Plan, the “Employer Discretionary Contribution” made pursuant to Section 5.02 of the General Dynamics 4.5 Plan, the “Employer Discretionary Contribution” made pursuant to Section 5.02 of the General Dynamics 5.0 Plan, the “Employer Profit Sharing Contribution” made pursuant to Section 29 of the Praxis Plan Adoption Agreement, if any, the “Nonelective Employer Contribution” made pursuant to Section 1.12 of the VRL Plan Adoption Agreement, if any, and any other nonelective employer contribution made to the plans in the Aggregated Plan for that Plan Year.
“Non-highly Compensated Employee Concentration Percentage” means the percentage of all employees of the Controlled Group who are not Highly Compensated Employees.
“Percentage of Highly Compensated Employees” means the percentage (rounded to the nearest hundredth of a percentage point) determined by dividing the number of Applicable Highly Compensated Employees in a Rate Group by the total number of Highly Compensated Employees in the Controlled Group.

“Percentage of non-Highly Compensated Employees” means the percentage (rounded to the nearest hundredth of a percentage point) determined by dividing the number of non-Highly Compensated Employees in a Rate Group by the total number of non-Highly Compensated Employees in the Controlled Group.
“Plan Ratio Percentage” means the ratio percentage for the component of the Aggregated Plan that provides for nonelective employer contributions, as defined in Treasury Regulation Section 1.410(b)-9.
“Praxis Plan” means the Praxis Engineering Technologies, Inc. 401(k) Plan (or any successor plan thereto).
“Rate Group” means, with respect to each Applicable Highly Compensated Employee receiving a Nonelective Employer Contribution, the group consisting of all employees who have an Allocation Rate greater than or equal to the Allocation Rate of such Applicable Highly Compensated Employee. The option providing for grouping of Allocation Rates will be allowed to the maximum extent available under Treasury Regulation Section 1.401(a)(4)-2(c)(2)(v).
“Ratio Percentage” means, with respect to each Rate Group, the percentage determined by dividing the Percentage of non-Highly Compensated Employees in the Rate Group by the Percentage of Highly Compensated Employees in the Rate Group.
“Safe Harbor Percentage” means 50%, reduced by three-fourths of a percentage point for each whole percentage point by which the Non-highly Compensated Employee Concentration Percentage exceeds 60%.
“Testing Age” means age 65 (or the employee’s actual age as of the last day of the Plan Year, if older).
“Testing Compensation” means the compensation that is or would be used under the Plan for purposes of the ADP test described in Section 4.06 of the Plan and the ACP test described in Section 9.13 of the Plan. Solely for purposes of Section 5.03(a), Testing Compensation will be determined before application of the annual compensation limit in Code Section 401(a)(17).
“Unsafe Harbor Percentage” means 40%, reduced by three-fourths of a percentage point for each whole percentage point by which the Non-highly Compensated Employee Concentration Percentage exceeds 60%, but in no event less than 20%.
“VRL Plan” means the Vulnerability Research Labs, LLC 401(k) Profit Sharing Plan (or any successor plan thereto).”

2.	Effective January 1, 2020, a new subsection (d) shall be added to Section 2.14 as follows:
“(d)    Residents of Puerto Rico:    Employees who are residents of Puerto Rico.”

3.	Effective January 1, 2020, Section 8.12 shall be deleted in its entirety and replaced as follows:
“8.12    Hardship Withdrawal of Compensation Deferral Contributions. Subject to the following provisions of this Section 8.12, a Participant may elect to withdraw all or any portion of his or her vested Account balance, provided that the withdrawal is necessary in light of immediate and heavy financial needs of the Participant. Such a withdrawal shall be in an amount that is no less than $500, and in no event shall such a withdrawal exceed the amount required to meet this immediate financial need, after seeking amounts reasonably available from other resources of the Participant (including, pursuant to rules established by the Plan Administrator, electing to receive dividends in cash as described in Section 8.14, and all other distributions (other than non-taxable loans) currently available under the Plan). Each such request and any required representation as to hardship shall be filed with the Plan Administrator or its agent at such time and in such manner as the Plan Administrator shall determine, and shall be effective in accordance with such rules as the Plan Administrator shall establish and publish from time to time. Consistent with Treasury Regulation Section 1.401(k)-1(d), immediate and heavy financial needs are limited to amounts necessary for:

(a)
Unreimbursed medical expenses described in Code Section 213(d) that are previously incurred by the Participant, his or her spouse or his or her dependents (as defined by the IRS in the Code, including, but not limited to, Section 152 thereof) or necessary for these persons to obtain medical care described in Code Section 213(d);

(b)	Purchase (excluding mortgage payments) of a principal residence for the Participant;

(c)
Payment of tuition and related educational fees (including room and board) for the next 12 months of post-secondary education for the Participant, his or her spouse or his or her dependents (as defined by the IRS in the Code, including, but not limited to, Section 152 thereof);

(d)	Preventing foreclosure on or eviction from the Participant’s principal residence;

(e)	Funeral expenses of a family member;

(f)	an IRS tax levy;

(g)	Certain legal fees and costs;

(h)
Covering expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

(i)	Such other events or expenses that constitute an immediate and heavy financial need under Treasury Regulation Section 1.401(k)-1(d).”